________________________________________________________________






                              AMENDED AND RESTATED
                                 SALE OF ASSETS
                                       AND
                               TRADEMARK AGREEMENT

                                  by and among


                         INTEK DIVERSIFIED CORPORATION,

                            SIMMONDS CAPITAL LIMITED

                                       and

                        MIDLAND INTERNATIONAL CORPORATION












         ______________________________________________________________

                              AMENDED AND RESTATED
                     SALE OF ASSETS AND TRADEMARK AGREEMENT

         THIS AMENDED AND RESTATED SALE OF ASSETS AND TRADEMARK AGREEMENT dated as of September 19, 1996 (this "Agreement") and effective as of June 18, 1996 is made and entered into by and among Intek Diversified Corporation, a Delaware corporation ("Intek"), Simmonds Capital Limited, an Ontario corporation ("Simmonds"), and Midland International Corporation, a Delaware corporation and indirect wholly owned subsidiary of Simmonds ("MIC"), and amends and restates in full that certain Sale of Assets and Trademark License Agreement (the "Original Agreement") dated as of June 18, 1996 among Intek, MIC and Simmonds.

                                    RECITALS

         A. MIC is in the business of developing, distributing and reselling LMR Products (as defined in Section 1.37 of this Agreement) under the U.S. Trademarks (as defined in Section
1.73 of this Agreement) and is the owner of the U.S.
Trademarks.

         B. Intek, through its subsidiaries, is in the business of developing, constructing and managing specialized mobile radio ("SMR") networks in the United States utilizing licenses granted by the Federal Communications Commission ("FCC") for the 220 to 222 megahertz narrow band spectrum.

         C. Pursuant to the terms of the Original Agreement, MIC agreed to grant to Intek a license to sell LMR Products under the U.S. Trademarks in the U.S. and to sell certain other assets of MIC to Intek, and Intek agreed to acquire such license and assets.

         D.       Intek and Securicor Communications Limited., an
England and Wales corporation ("Securicor"), entered into a Stock Purchase Agreement (the "Securicor Agreement") dated
June 18, 1996, as amended September 20, 1996, pursuant to which Securicor agreed to sell all of the outstanding securities (other than certain preferred shares) of Securicor's wholly-owned subsidiary, Securicor Radiocoms
Limited, to Intek in consideration for 25,000,000 shares of common stock, par value $0.01 per share of Intek (the
"Securicor Transaction").

         E.       The transactions contemplated in the Securicor
Agreement and the Original Agreement were originally scheduled to close simultaneously.


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
         F. Intek, MIC and Simmonds desire to amend the Original Agreement to provide for, among other things, (i) the closing of the transactions contemplated in the Original Agreement, as herein amended, simultaneously with the execution and delivery of this Agreement or as soon thereafter as is practicable,
(ii) an outright assignment by MIC of the U.S. Trademarks to MUSA, as Intek's assignee, with a license back of the U.S.
Trademarks to MIC for certain uses, (iii) the sale of certain additional inventory and fixed assets to Intek and the assumption by Intek of certain liabilities of MIC, and (iv) a revision to the purchase price in the event that the Securicor
Transaction is not consummated.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

         1.1 "Acquired Assets" shall have the meaning set forth in Section 2.1.

         1.2 "Additional Purchase Shares" shall mean the shares of Common Stock to be issued to MIC pursuant to the terms of Section 3.1(b)(2)(A) of this Agreement upon consummation of the Securicor Transaction.

         1.3 "Affiliate" means, with respect to any Person, any other Person that controls such Person, or is controlled by or under common control with such Person. With respect to Intek, the term "Affiliate" shall not include Securicor Group plc, Securicor, MIC, Simmonds nor their respective subsidiaries.

         1.4 "Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

         1.5 "Bankruptcy Exception" shall have the meaning set forth in Section 6.1(a).

         1.6      "Beneficiary" shall have the meaning set forth in
                  Section 11.3(a).

         1.7 "Business Day" shall mean any day of the year on which national banking institutions in New York are

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
                  open to the public for conducting business and are not required or authorized to close.

         1.8      "Claimant" shall have the meaning set forth in
                  Section 11.3(f).

         1.9      "Closing" shall have the meaning set forth in
                  Section 4.1.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, in effect as of the date of this Agreement.

         1.11 "Collateral" shall have the meaning set forth in the Securicor Loan Agreement.

         1.12 "Common Stock" shall mean the common stock, par value $0.01 per share, of Intek.

         1.13 "Computer Services Agreement" shall mean the agreement providing for MUSA to acquire certain computer services from Simmonds pursuant to the Computer Services Agreement hereto as EXHIBIT A.

         1.14     "Contracts" shall have the meaning set forth in
                  Section 2.1(c).

         1.15     "Damages" shall have the meaning set forth in
                  Section 11.1.

         1.16     "Direct Claim" shall have the meaning set forth in
                  Section 11.3(f).

         1.17 "Direct Claim Notice" shall have the meaning set forth in Section 11.3(f).

         1.18     "Dollar" shall mean United States Dollar.

         1.19     "Effective Date" shall mean August 1, 1996.

         1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "Escrow Agent" shall mean American Stock Transfer & Trust Company, a New York corporation, and its successors as escrow agent pursuant to the terms of the Escrow Agreement.


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
         1.22 "Escrow Agreement" shall mean the Escrow Agreement entered into among MIC, Intek and Escrow Agent, in substantially the form attached hereto as EXHIBIT B.

         1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.24     "FCC" shall have the meaning set forth in Recital B.

         1.25 "Governmental Entity" shall have the meaning set forth in Section 6.1(d).

         1.26 "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.27     "Indemnitor" shall have the meaning set forth in
                  Section 11.3(a).

         1.28 "Intek Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement entered into between Intek and MUSA as of the Closing and in the form attached hereto as EXHIBIT C.

         1.29 "Intek Disclosure Schedules" shall mean the disclosure schedules prepared by Intek and delivered to MIC and Simmonds simultaneously with the execution and delivery of this Agreement.

         1.30 "Intek Documents" shall have the meaning set forth in Section 6.2(a).

         1.31 "Intek Representative" shall mean the Chairman of Intek or such officer of Intek as the Chairman shall designate in writing.

         1.32 "Intek Officer's Certificate" shall have the meaning set forth in Section 5.2(b).

         1.33 "Intek Stockholders' Meeting" shall have the meaning set forth in Section 9.6.

         1.34 "Intek Subsidiaries" shall have the meaning set forth in Section 6.2(d).

         1.35     "IRS" shall mean the Internal Revenue Service.


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
         1.36 "Legal Proceeding" shall have the meaning set forth in Section 6.1(i).

         1.37 "LMR Products" means any existing and future land mobile radio products for use in the professional and/or commercial markets, including, without limitation, antennas which are usable with both Midland Consumer Products and LMR Products; PROVIDED, HOWEVER, that notwithstanding Section 13 of this Agreement or any other provision contained herein to the contrary, such antennas may be manufactured, promoted, sold and/or distributed in the U.S. by both MIC and Intek, and their respective Affiliates. The term "LMR Products" is not intended to include and shall not include (a) Midland Consumer Products, or (b) the Midland 70-1336, 70-1526, 70-9020 and 70-9405 products, or (c) and any subsequent upgrades, enhancements, modifications or improvements of the products described in Sections
                  1.37 (a) and 1.37 (b) above.

         1.38 "Material Adverse Change" or "Material Adverse Effect" means an event or circumstance which materially adversely affects the business, properties, financial condition or operations (taken as a whole) of the U.S. LMR Distribution Business, in the case of MIC, or of Intek and its subsidiaries (taken as a whole), in the case of Intek.

         1.39 "MIC Disclosure Schedules" shall mean the disclosure schedules prepared by MIC and delivered to Intek simultaneously with the execution and delivery of this Agreement.

         1.40     "MIC Documents" shall have the meaning set forth in
                  Section 6.1(a).

         1.41     "MIC Materials" shall have the meaning set forth in
                  Section 8.1(a).

         1.42 "MIC Representative" shall mean the Chief Executive Officer of MIC or such officer of MIC as the Chief Executive Officer shall designate in writing.

         1.43 "MIC/Simmonds Officers' Certificates" shall have the meaning set forth in Section 5.1(a).


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
         1.44 "Midland Consumer Products" means consumer wireless products and consumer electronic products consisting of consumer communications equipment, consumer automotive equipment, consumer marine equipment, consumer amateur radio products and consumer audio products and/or video home entertainment equipment, which are being sold at any time in department stores and/or in electronic specialty stores, including, but not limited to, citizen band radios, GMRS radios, marine radios, scanners, intercoms, radio recorders, car radios, itinerant radios, consumer GPS marine products, satellite receivers, video cassette recorders, video cameras, stereophonic and high fidelity components and/or systems, compact disc players, laser disc players, cordless telephones, consumer paging products, telephones with video, and other telephones and antennas and other accessories for the foregoing. "Midland Consumer Products" specifically does not include cellular telephones, personal communications systems (PCS) telephones, commercial and two-way paging products, commercial wireless satellite antennas, LMR antenna products, all other electronic or communications equipment for use in the professional and commercial market, and antennas and other accessories for the foregoing.

         1.45 "MUSA" shall mean Midland USA , Inc., a Delaware corporation and wholly owned subsidiary of Intek.

         1.46 "Net Operating Losses" shall mean the loss, if any, incurred by MUSA in the operation of the U.S. LMR Distribution Business between August 1, 1996 and the date of the closing of the Securicor Transaction, calculated by subtracting the following amounts from the aggregate net revenue of the U.S. LMR Distribution Business during such period:

                  (a) costs of all goods and services sold in the U.S. LMR Distribution Business in generating such net revenue;

                  (b) employment costs, lease and operation expenses of facilities, sales and marketing expenses, general and administrative expenses, service agreements, depreciation and amortization (but expressly excluding any amortization of the purchase price, the Trademarks or the goodwill

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
                           of MIC acquired pursuant to this Agreement) incurred in the operations of the U.S. LMR Distribution Business; and

                  (c) interest expense and Taxes incurred by MUSA directly related to the conduct of the U.S. LMR Distribution Business.

         1.47 "Obligations" shall have the meaning set forth in the Securicor Loan Agreement.

         1.48     "Option" shall have the meaning set forth in Section
                  10.1.

         1.49     "Option Exercise Date" shall mean the date thirty
                  (30) days following the Securicor Transaction
                  Termination Date.

         1.50 "Original Agreement" shall have the meaning set forth in the preface to this Agreement.

         1.51 "Performance Guarantees" shall have the meaning set forth in Section 8.2.

         1.52 "Person" means an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

         1.53 "Prepaid Expenses" shall have the meaning set forth in Section 2.1(j) of this Agreement.

         1.54 "Product Purchasing Services Agreement" shall mean the Product Purchasing Agreement to be entered into between MIC and Intek in the form attached hereto as EXHIBIT D

         1.55 "Proxy Statement" shall have the meaning set forth in Section 9.6.

         1.56 "Registration Rights Agreement" means the registration rights agreement to be entered into as of the closing of the Securicor Transaction by and among Intek, Roamer One, Inc., Securicor Communications Limited, Securicor International Limited, Simmonds, MIC, Anglo York Industries, Inc., Choi & Choi, HK Limited, Octagon Investments

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
                  Limited, Murray Sinclair and certain other holders of the Common Stock of Intek, and in the form attached hereto as EXHIBIT E.

         1.57 "Responsible Party" shall have the meaning set forth in Section 11.3(d).

         1.58 "Securicor Agreement" shall have the meaning set forth in Recital D.

         1.59 "Securicor Loan Agreement" means the $15,000,000 Loan Agreement dated as of September 19, 1996 between MUSA, as Borrower, and Securicor
                  Communications Limited, as Lender.

         1.60 "Securicor Transaction Termination Date" shall mean the effective date of any termination of the Securicor Agreement by Intek or Securicor pursuant to the terms of the Securicor Agreement as in effect on the date hereof.

         1.61 "Securicor Transaction" shall have the meaning set forth in Recital D.

         1.62     "Securities Act" shall mean the Securities Act of
                  1933, as amended.

         1.63     "SMR" shall have the meaning set forth in Recital B.

         1.64 "Subsidiary" means any Person fifty percent (50%) or more of whose issued and outstanding voting securities is owned or controlled, directly or indirectly, by the specified Person.

         1.65 "Taxes" means all federal, state, local or foreign taxes, imposts, levies, or other assessments, including, without limitation, gross receipts, franchise, income, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profit, environmental, customs duties, capital, withholding, payroll, social security, unemployment, disability, real property, personal property, inventory, sales, use, transfer, registration, gains, value added, alternative or add-on minimum, estimated, or other tax of any kind or nature whatsoever, including any interest, penalty or addition thereto and any transferee or successor liability therefor (by contract or

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
                  otherwise), whether imposed singly or on a consolidated, combined or unitary basis, and whether disputed or not.

         1.66 "Third Party Claim" shall have the meaning set forth in Section 11.3(a).

         1.67 "Third Party Claim Notice" shall have the meaning set forth in Section 11.3(a).

         1.68 "To the Knowledge of the Executive Officers of Intek" means what the corporate officers of Intek and the Intek Subsidiaries, all as listed on
                  Schedule 1.68 of the Intek Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with Intek.

         1.69 "To the Knowledge of the Executive Officers of MIC" means to what the corporate officers of MIC listed on Schedule 1.69 of the MIC Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with MIC.

         1.70 "Transferred Employees" means those employees of MIC listed on Schedule 8.4(a) that accept Intek's offer of employment pursuant to Section 8.4(a).

         1.71 "U.S." means the United States and its territories and possessions

         1.72 "U.S. LMR Distribution Business" means the sale and distribution of LMR Products bearing the U.S.
                  Trademarks within the U.S., as presently conducted by MIC.

         1.73 "U.S. Trademarks" shall mean the trademarks described on Schedule 1.73 of the MIC Disclosure Schedules and the trade name "Midland" in the U.S. and similar variations thereof, and all registrations, applications and renewals thereof, and all logos, whether or not registered, used in connection therewith.

         1.74 "U.S. Trademarks License" shall mean the license to use the U.S. Trademarks granted by MUSA to MIC

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                  pursuant to the terms of the U.S. Trademarks License
                  Agreement.

         1.75 "U.S. Trademarks License Agreement" shall mean the U.S. Trademarks License Agreement attached hereto as EXHIBIT F.

2.       SALE OF ASSETS AND U.S. TRADEMARKS

         2.1 SALE OF ASSETS AND U.S. TRADEMARKS. Simultaneously with the execution and delivery of this Agreement by the parties hereto and on the terms and subject to the conditions of this Agreement, but effective as of the Effective Date, MIC hereby grants, sells and assigns to Intek, the following rights, assets and interests of MIC related to the conduct of the U.S. LMR Distribution Business (collectively the "Acquired Assets") and conveys to MUSA the Acquired Assets as Intek shall direct, subject to MUSA and Intek's entering into the Intek Assignment and Assumption Agreement:

                  (a) The U.S. Trademarks and the goodwill of the business associated with U.S. Trademarks;

                  (b) All accounts receivable arising on or after the Effective Date in the conduct of the U.S. LMR Distribution Business; provided, however, that any such accounts receivable which have been collected by MIC prior to the date of the Closing shall not be Acquired Assets hereunder but shall be set off against Intek's obligation to reimburse MIC for certain costs, all as set forth in Section 3.3(a) of this Agreement.

                  (c) Subject to Sections 2.2 and 2.3, an assignment of all of MIC's right, title and interest in or to all of MIC's:

                           (1) written or oral supply agreements under which MIC is the purchaser;

                           (2)      quotations;

                           (3)      dealer and distributor relationships;

                           (4)      customer supply and support obligations;

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                           (5)      backlog orders; and

                           (6) other contracts, agreements, commitments or undertakings, including, without limitation, the purchase orders set forth on Schedule 2.3(a)(8) to this Agreement but excluding the Performance Guarantees;

                           which are listed on Schedule 2.1(c)
                           (collectively, the "Contracts") which Contracts constitute all of the material contracts of any nature (other than the Performance Guarantees or contracts relating to the use and acquisition of tooling) entered into by MIC which relate principally to the U.S. LMR Distribution Business or which are assets necessary for the conduct of the U.S. LMR Distribution Business. To the extent that MIC can provide Intek with the benefits of nonassignable items pursuant to the third sentence of Section 2.2 of this Agreement, such benefits shall also constitute "Acquired Assets."

                  (d) To the extent such information relates to the U.S. LMR Distribution Business, all customer lists, the sales history, warranty claims records, manuals, non-proprietary books and records, and credit information with respect to customers of the U.S. LMR Distribution Business (collectively, the "Records").

                  (e) Certain other inventory, fixed assets, rights and property related to the U.S. LMR
                           Distribution Business as listed on Schedule
                           2.1(e).

                  (f) All of MIC's right, title and interest in and to the invention described in U.S. Patent #4,718,586 (Swivel Fastening Device) which patent has expired for nonpayment of maintenance fees.

                  (g) All of MIC's leasehold and other interests in the real property leases listed on Schedule 2.1(g), including, without limitation, any easements and rights-of-way and any prepaid

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                           rent, security deposits and options to renew or
                           purchase under any such leases.

                  (h) All U.S. telephone numbers used by MIC for the U.S. LMR Distribution Business and keys for all Acquired Assets where such exist.

                  (i) All of MIC's rights under or pursuant to all warranties, representations, indemnities and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets listed in Sections 2.1(c) and 2.1(e).

                  (j) All deferred and prepaid charges, sums, and fees of MIC which relate solely to the Acquired Assets and/or the operation of the U.S. LMR Distribution Business as set forth on Schedule 2.1(j) ("Prepaid Expenses").

                  (k) All permits or authorizations issued by Governmental Entities held or used by MIC solely in connection with the operation of the U.S. LMR Distribution Business (to the extent transfer thereof is permitted by applicable law), including without limitation all FCC
                           Title III radio licenses (the "FCC Licenses") and grantee codes, type acceptances, certifications or other equipment authorizations (the "Equipment Authorizations") used by MIC exclusively in connection with the U.S. LMR Distribution Business.

                  (l) As of October 16, 1996, all of MIC's right, title and interest in and to the P. O. Boxes and the Distribution Account (as such terms are defined in Section 3.4(e) of this Agreement).

         2.2 ASSIGNABILITY AND CONSENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any order, contract, agreement, lease, commitment, license, franchise, authorization or concession, to the extent that an attempted assignment thereof, without the consent of another party thereto or of a Governmental Entity would constitute a breach of any such order, contract, agreement, lease, commitment, license, franchise, authorization or concession. MIC shall use its

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                  reasonable efforts, and Intek shall cooperate in all
                  reasonable respects with MIC, to obtain consent to any such assignment or a novation of such contract substituting Intek or MUSA for MIC. For any item for which such consent or novation is not obtained, MIC shall, for a period commencing on the Effective Date and ending upon expiration of the current term of such nonassignable item (without giving effect to any extension thereof, whether automatic or otherwise) or, if no expiration date is stated therein, thirteen months after the Effective Date, provide to Intek the benefit of any such nonassignable item, and MIC shall pay to Intek all monies or other property received by MIC under any such nonassignable item within five (5) business days of MIC's receipt thereof, provided that Intek makes all payments required to be made by MIC pursuant to the terms of such nonassignable items and that Intek performs or obtains performance of all obligations required of MIC under such nonassignable items, in advance of or at such time as such payment or performance is required. At the end of period described in the immediately preceding sentence, MIC shall have no further duties or obligations hereunder with respect to such nonassignable items and the failure to obtain any necessary consent or waiver with respect thereto shall not be a breach of any provision of this Agreement. In the event that Intek or MUSA performs its obligations under a nonassignable item, Intek's may bring such action on behalf of MIC and in MIC's name as shall be reasonably necessary to enforce MIC's or Intek's rights under such nonassignable item; PROVIDED, HOWEVER, that Intek shall bear all costs and expenses of any kind whatsoever incurred by MIC in connection with any such actions and PROVIDED FURTHER that, notwithstanding anything to the contrary contained herein, Intek shall indemnify and hold MIC harmless from and against any and all Damages incurred by MIC directly or indirectly in connection with such actions.

         2.3 ASSUMED LIABILITIES. Simultaneously with the execution and delivery of this Agreement by the parties hereto, and on the terms and subject to the conditions of this Agreement, Intek hereby assumes, and agrees to pay, perform and discharge, and

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                  promptly reimburse MIC for any payments made by MIC
                  with respect to, the Assumed Liabilities.

                  (a) The "Assumed Liabilities" shall include only the following liabilities and obligations of MIC, whether primary or secondary, direct or indirect, absolute or contingent:

                           (1)      except as set forth under Section
                                    2.3(a)(3) below, all liabilities or
                                    obligations arising on or after the
                                    Effective Date under or with respect to
                                    any of the Acquired Assets or in
                                    connection with the operation of the U.S.
                                    LMR Distribution Business, including,
                                    without limitation, all of MIC's
                                    liabilities arising after the Effective
                                    Date under the Contracts, but excluding
                                    (A) any liabilities or obligations with
                                    respect to antennas sold by MIC in
                                    connection with products other than LMR
                                    Products and (B) any liabilities and
                                    obligations of MIC for Taxes for taxable periods ended on or before the Effective Date, and (but only to the extent attributable to the period ending at the close of business on the Effective Date) for taxable periods including the Effective Date;

                           (2) all liabilities or obligations arising or existing under any unfilled customer orders included in the Acquired Assets;

                           (3) all liabilities and obligations with respect to the Transferred Employees incurred or accrued after the Effective Date and the liabilities and obligations with respect to vacation pay and sick leave for Transferred Employees accrued as of the Effective Date with respect to periods prior to the Effective Date (as set forth on Schedule 2.3(a)(3). Except as set forth in the immediately preceding sentence, Intek shall not assume any obligations or liabilities of MIC or Simmonds with respect to any Transferred Employee or any other employee or former employee of MIC or employee benefit plan

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
                                    maintained by MIC, including, but not
                                    limited to, any liabilities or obligations with respect to (A) any employee benefit plan under ERISA or the Code (other than with respect to claims incurred after the Effective Date with respect to the health and life insurance plans assumed by Intek under the provisions of Section 7.3(a)),
                                    (B) continuation requirements of Section
                                    4980B of the Code and Part 6 of Title I of
                                    ERISA in respect of any MIC employee who does not become a Transferred Employee;
                                    (C) any severance plan, program, agreement or arrangement or any other obligations relating to the termination of employment with MIC of any Transferred Employee or other employee of MIC (whether or not arising by reason of the transaction contemplated by this Agreement); (D) any deferred compensation plan, program, agreement, arrangement or the like operated by Simmonds, MIC or any subsidiary of parent thereof in respect to any Transferred Employee attributable to such employee's employment with MIC on or prior to the Effective Date and with respect to any other employee or former employee of MIC whether attributable to such employment before or after the Effective Date; (E) any obligation or liability with respect to workers' compensation in respect of any Transferred Employee attributable to such employee's employment with MIC on or prior to the Effective Date and with respect to any other employee or former employee of MIC whether attributable to such employment before or after the Effective Date; and
                                    (F) any obligation or liability with
                                    respect to an inactive employee listed on
                                    Schedule 7.3(a) prior to the date such
                                    employee accepts employment with Intek in accordance with the provisions of Section 7.3(a);

                           (4) all liabilities and obligations (including fines and penalties) for death, personal injury, other injury to persons, property damage or losses or deprivation of rights
                                    (A) resulting from, directly or
                                    indirectly, use or exposure to any LMR
                                    Products sold in the U.S. or (B) resulting from directly or indirectly, any tort, breach of contract or warranty, violation of any statute, ordinance, regulation or other governmental requirement in connection with the Acquired Assets or the conduct of the U.S. LMR Distribution Business (but excluding any such liabilities or obligations with respect to which, before the date of the Closing, (x) MIC has received a written notice of a claim, or (y) to the Knowledge of the Executive Officers of MIC, a claim has been asserted);

                           (5) all liabilities and obligations for breach of product warranties for LMR Products distributed by MIC in the conduct of the U.S. LMR Distribution Business;

                           (6) all liabilities and obligations of MIC or any Affiliate of MIC arising after the date of the Closing under the U.S. Trademarks licenses and sublicenses listed on Schedule 1.73 of this Agreement;

                           (7) all accounts payable arising on or after the Effective Date in connection with the operation of the U.S. LMR Distribution Business;

                           (8) all of MIC's liabilities and obligations existing as of August 1, 1996 or arising thereafter with respect to any inventory ordered by MIC in connection with the U.S. LMR Distribution Business, including, without limitation, MIC's obligation to repay Intek the sum of $1,291,051 advanced by Intek against Intek's purchase of the equipment listed on the purchase orders set forth on Schedule 2.3(a)(8);

                           (9)      all obligations arising after the
                                    Effective Date in connection with the U.S.
                                    LMR Distribution Business, including
                                    payroll, utilities, and Taxes, but
                                    excluding income, franchise or gains taxes incurred by MIC or Simmonds in connection with the transactions contemplated hereby; and

                           (10) all of MIC's liabilities and obligations existing as of August 1, 1996 or arising thereafter in connection with MIC's dealer advertising allowance program as set forth on Schedule 2.3(a)(10).

3.       CONSIDERATION

         3.1      PURCHASE PRICE.

                  (a) PAYMENT. In consideration of MIC's sale of the Acquired Assets to Intek, at the Closing Intek shall

                           (1) issue to MIC certificate(s) evidencing 150,000 fully paid, nonassessable shares of Common Stock free and clear of all liens and encumbrances; and

                           (2) issue and deliver to the Escrow Agent, as escrow agent, certificate(s) evidencing 2,350,000 shares of Common Stock, pursuant to the terms of the Escrow Agreement; and

                           (3) assume the Assumed Liabilities as provided in Section 2.3 of this Agreement; and

                           (4)      pay cash to MIC in the amount of
                                    $2,301,280 and forgive MIC's obligation to provide Intek with inventory under certain purchase orders prepaid by Intek in the amount of $492,471 in full consideration for the fixed assets and inventory listed on Schedule 2.1(e) to this Agreement and the Prepaid Expenses; and

                           (5) pay cash to MIC in the amount of $323,495 which amount is the estimated amount of post-Effective Date operating expenses of the U.S. LMR Distribution Business from August 1, 1996 through the date of the

                                    Closing, to be reimbursed to MIC as
                                    provided in Section 3.3;

                           (6) pay cash to MIC in the amount of $300,000 (which amount is to reimburse MIC for $200,000 advanced by MIC after August 1, 1996 against purchase orders being acquired by Intek pursuant to the terms of this Agreement, and $100,000, which amount represents the parties best estimate as of closing of the portion of the Hitachi Credit allocable to MIC pursuant to
                                    Section 3.5).

                  (b)      ADJUSTMENTS TO THE PURCHASE PRICE.

                           (1) ADJUSTMENTS FOR CUSTOMER DEPOSITS AT CLOSING. At the Closing, the Purchase Price shall be reduced by the amount of any customer deposits for services and equipment not performed prior to the Effective Date by MIC to the extent that Intek, or its assigns, assume the obligations directly related to such customer deposits. This Purchase Price adjustment shall be effected by MIC's delivery, or release from consignment, to Intek of inventory appropriate for application to such customer obligations and having an aggregate value (as determined pursuant to the Consignment Agreement) equal to the aggregate amount of all such customer deposits.

                           (2)      POST CLOSING ADJUSTMENT TO PURCHASE
                                    PRICE/CONSUMMATION OF SECURICOR
                                    TRANSACTION.  If the transactions
                                    contemplated in the Securicor Agreement
                                    are consummated, or, if the Securicor
                                    Agreement is terminated by either party in accordance with its terms and within six months after such termination (the "Standstill Period"), Securicor and Intek, or their respective Affiliates, engage in, or enter into agreements to engage in, one or more transactions which collectively would effectively transfer a controlling interest in Intek to Securicor or any

                                    Affiliate of Securicor, then the Purchase
                                    Price shall be adjusted as follows:

                                    (A)  The Purchase Price shall be increased
                                         by 2,350,000 shares of Common Stock,
                                         payable to MIC immediately upon
                                         closing of such transactions out of
                                         the shares of Common Stock deposited
                                         by Intek into escrow pursuant to
                                         Section 3.1(a)(2) of this Agreement;
                                         and

                                    (B)  The Purchase Price shall be reduced
                                         by the Net Operating Losses, if any,
                                         of the U.S. LMR Distribution Business
                                         as conducted by Intek or its assignee
                                         for the period commencing on August
                                         1, 1996 and ending on the date on
                                         which the transactions contemplated
                                         in the Securicor Agreement are
                                         consummated; PROVIDED HOWEVER, that
                                         such adjustment shall not exceed
                                         $833,125 and PROVIDED FURTHER that
                                         such adjustment shall be effectuated
                                         solely by MIC's return to Intek of
                                         such number of shares of Common Stock
                                         as shall be equal to the lesser of
                                         (X) the quotient of Net Operating
                                         Losses divided by $5.375 and (Y)
                                         155,000 Common Shares.

                                    (C)  In addition to the foregoing, upon
                                         consummation of the Securicor
                                         Transaction, Intek shall cause to be
                                         executed and delivered to MIC and
                                         Simmonds the Registration Rights
                                         Agreement, duly executed and
                                         delivered by each party thereto other
                                         than MIC and Simmonds.

         3.2 TRANSFER TAXES. Intek shall pay the cost of all Taxes and expenses, if any, and all other charges of any Governmental Entity applicable to the transactions contemplated by this Agreement, other than income, franchise or gains taxes incurred by MIC or Simmonds in connection with the transactions contemplated hereby.

         3.3 REIMBURSEMENT OF OPERATING EXPENSES PAID AFTER THE EFFECTIVE DATE. Intek shall reimburse MIC for all expenses and costs paid by MIC in the conduct of the U.S. LMR Distribution Business during the period commencing on the Effective Date and continuing through the Closing as follows:

                  (a) At the Closing Intek shall pay cash to MIC in an amount equal to $323,495 which amount the parties agree represents is their best estimate of the amounts actually paid by MIC in the conduct of the U.S. LMR Distribution Business during the period commencing on the Effective Date and ending on the date of the Closing, as more fully described on Schedule 3.3 to this Agreement (the "Reimbursement Schedule") after deducting all cash collected by MIC prior to the date of the Closing with respect to accounts receivable generated on or after August 1, 1996 out of the operations of the U.S. LMR Distribution Business.

                  (b) Within thirty (30) days after the Closing MIC shall deliver to Intek a revised Reimbursement Schedule setting forth such amounts as shall have actually been paid by MIC in the conduct of the U.S. LMR Distribution Business for the period commencing on August 1, 1996 and ending on the date of the Closing together with such supporting documentation as Intek shall reasonably request and, if the amount set forth on the revised Reimbursement Schedule is less than $323,495, cash in an amount equal to the difference. The revised Reimbursement Schedule shall be deemed to be true and correct for the purpose of determining the amount payable to MIC by Intek under this Section 3.3(b) to the extent that Intek does not provide specific written objections within ten (10) business days after Intek's receipt of the revised Reimbursement Schedule.

                  (c) Within ten (10) business days after Intek's receipt of the revised Reimbursement Schedule, Intek shall pay cash to MIC equal to the amount of expenses set forth on the revised Reimbursement Schedule to the extent such expenses exceed $323,495, to the extent that

                           Intek has not provided specific written
                           objections as set forth above.

                  (d) The MIC Representative and Intek Representative shall meet within five business days of either party's request therefore and use their reasonable best efforts to amicably resolve any disputes raised by Intek or MIC with respect to amounts to be reimbursed under the revised Reimbursement Schedule. Intek, or MIC, as the case may be, shall immediately pay any amount determined to be owing to the other as mutually agreed upon by the MIC Representative and the Intek Representative. In the event that the MIC Representative and the Intek Representative are unable to reach an agreement with respect to any such dispute, then the matter shall be submitted to binding arbitration in accordance with the provisions of Section 14.13 of this Agreement.

         3.4      COLLECTIONS OF ACCOUNTS RECEIVABLE.

                  (a) If all or part of any payment received by Intek or any Affiliate of Intek relates exclusively to an account receivable arising prior to the Effective Date, such payment shall be held in trust for MIC and shall not be commingled with any other assets of Intek or such Affiliate. Intek shall immediately deliver to MIC, or cause its Affiliate to immediately deliver to MIC, such payment in the form received together with such endorsements as shall be necessary for MIC to deposit and collect such payment.

                  (b) If all or part of any payment received by MIC, Simmonds or any Affiliate thereof relates exclusively to an account receivable arising after the Effective Date, such payment shall be held in trust for Intek and shall not be commingled with any other assets of MIC, Simmonds or such Affiliate. MIC and Simmonds shall immediately deliver to Intek, or cause its Affiliate to immediately deliver to Intek, such payment in the form received together with such endorsements as shall be necessary for Intek to deposit and collect such payment.

                  (c) If a payment is received which relates to accounts receivables arising both before and after the Effective Date, the recipient thereof shall immediately pay to the other party cash in an amount equal to that portion of the payment which is specifically identified to a receivable or receivables owned by such other party.

                  (d) If a customer's payment does not specifically identify an invoice, or MUSA is unable to identify the invoice to which such receivable should be applied with reasonable certainty, MUSA shall contact the customer directly and request that the customer identify the invoice to which such receivable should be applied.
                           The recipient shall promptly thereafter pay to the other party cash in an amount equal to that portion of the payment which was so identified to a receivable or receivables owned by such other party.

                  (e) To facilitate the collection of receivables pursuant to this Section 3.4, MIC and Intek shall not, and Intek shall not permit MUSA to, change the payment instructions to customers of the U.S. LMR Distribution Business during the 90 day period commencing on the date of the Closing. On October 16, 1996, MIC shall convey to MUSA all of MUSA's right, title and interest into post office boxes P.O. Box 263, Dept. 505, Kansas City MO 64193-0505, P.O. Box 263, Dept. 979, Kansas City MO 64193-0979 (the "P.O.
                           Boxes") and bank account number 010161070176 titled to MIC at Boatmen's First National Bank of Kansas City (the "Distribution Account").
                           On each Business Day during the period
                           beginning on the date hereof and continuing until March 31, 1997, each party's representative (designated and granted appropriate powers of attorney as provided in
                           Section 3.5(f) of this Agreement) will review the collections received in the P.O. Boxes or otherwise deposited into the Distribution Account and will allocate such payments in accordance with Sections 3.4(a) through 3.4(d) of this Agreement.

                  (f) Intek hereby appoints Howard Parkinson to act as its designated representative under Section 3.4(e) of this Agreement. MIC hereby appoints Marvin Marstall to act as its designated representative under Section 3.4(e) of this Agreement. Each party will grant its designated representative with the limited power of attorney as shall be necessary to perform the obligations set forth in this
                           Section 3.4 (including, without limitation, the power to endorse and deposit customer checks made payable to such party). A party may replace its designated representative by a writing to the other party appointing a new designated representative. In addition to the representatives designated by MIC and Intek, Simmonds shall have the right to have Carrie Weiler, or such other person as Simmonds shall designate in writing, observe the review process on behalf of Simmonds, and Securicor shall have the right to have John Tostevin, or such other person as Securicor shall designate in writing, observe the review process.

                  (g) Each party shall have thirty (30) days to provide the other with written objections to the allocation of any payments received under this Section 3.4, such thirty (30) day period to commence upon such parties receipt of notice of the allocation and reasonable documentation evidencing such allocation. The MIC Representative and the Intek Representative shall meet within five business days of either party's request therefore and use their reasonable best efforts to amicably resolve any disputes raised by Intek with respect to the revised Reimbursement Schedule. Intek shall pay any amount thus determined to be owing to MIC, and MIC shall pay any amount thus determined to be owing to Intek, as mutually agreed upon by the MIC Representative and the Intek Representative. In the event that the MIC Representative and the Intek Representative are unable to reach an agreement with respect to any such dispute, then the matter shall be submitted to binding arbitration in accordance with the provisions of Section 14.13 of this Agreement.

         3.5 HITACHI CREDIT ALLOCATION. The parties acknowledge that as of the Effective Date, Hitachi Denshi, Ltd. has provided certain credits (price deductions) of approximately $200,000 (the "Hitachi Credits") allocable among purchase orders and inventory which are Acquired Assets (the "Intek Credits") and purchase orders and inventory which are retained by MIC (the "MIC Credits"). The parties have estimated that approximately $100,000 of the Hitachi Credits are MIC Credits and accordingly have provided for Intek to make an initial payment of $100,000 to MIC at the Closing (as provided in Section 3.1(a)(6)). MIC and Intek shall use their best efforts to accurately allocate the Hitachi Credits between the MIC Credits and Intek Credits. If MIC and Intek are unable to reach agreement on this matter within thirty (30) days after the Closing, than the MIC Representative and the Intek Representative shall meet within five days after the request of either of MIC or Intek to resolve the matter. If it is determined that the amount of the MIC Credits exceed $100,000, then within five (5) days of such determination Intek shall pay cash to MIC in the amount of such excess. If it is determined that the amount of the Intek Credits exceed $100,000, then within five (5) days of such determination MIC shall pay cash to Intek in the amount of such excess.

4.       CLOSING.

         4.1 CLOSING. On the terms and subject to the conditions set forth in this Agreement, the closing of the transaction contemplated hereby (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at 10:00 a.m., eastern standard time, at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, N.Y. 10022, effective as of the Effective Date when all of the deliveries contemplated in Sections 4.2 and
                  4.3 have been made or otherwise waived by the parties in writing.

         4.2 DELIVERIES AT CLOSING BY SIMMONDS AND MIC. Simultaneously with the execution and delivery of this Agreement, Simmonds and MIC shall execute and deliver or cause to be executed and delivered by a duly authorized representative of Simmonds or MIC, as the case may be, to Intek, each of the following documents:

                  (a)      this Agreement;

                  (b)      the Escrow Agreement;

                  (c) a duly executed Assignment of United States Trademark Rights, assigning the U.S. Trademarks to Intek or its assignee pursuant to the terms hereof, in the form attached hereto as EXHIBIT G;

                  (d)      the U.S. Trademarks License;

                  (e) such bills of sale, assignments, quit claim deeds and other good and sufficient instruments of transfer conveying to Intek or its assigns MIC's entire right, title and interest in and to the Acquired Assets except as otherwise provided under Section 2.2 of this Agreement;

                  (f)      the Computer Services Agreement;

                  (g)      the Product Purchasing Services Agreement;

                  (h) the opinion of Jones, Day, Reavis & Pogue, counsel to MIC, dated the date of the Closing and in the form attached hereto as EXHIBIT H; and

                  (i)      MIC/Simmonds Officers' Certificates.

         4.3 DELIVERIES AT CLOSING BY INTEK. Simultaneously with the execution and delivery of this Agreement, Intek shall execute and deliver, or cause to be executed and delivered to Simmonds and/or MIC, as the case may be, each of the following documents:

                  (a)      this Agreement;

                  (b) certificates evidencing 150,000 shares of Common Stock in payment of the Purchase Price pursuant to Section 3.1(a)(1) of this Agreement;

                  (c)      the Escrow Agreement;

                  (d) Certificates evidencing 2,350,000 shares of Common Stock, delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement;

                  (e) the U.S. Trademarks License Agreement duly executed and delivered by Intek or Intek's assignee of the U.S. Trademarks;

                  (f) such instruments of assumption of the Assumed Liabilities, duly executed by Intek and or its assignee of the Acquired Assets, as the case may be, all as MIC may reasonably request;

                  (g) the Computer Services Agreement duly executed and delivered by Intek;

                  (h) the Product Purchase Services Agreement duly executed and delivered by Intek;

                  (i) the opinion of Kohrman, Jackson & Krantz L.P.A., counsel to Intek and MUSA, dated the date of the Closing and in the form attached hereto as EXHIBIT I;

                  (j)      the Intek Officer's Certificate; and

                  (k) a copy of the fairness opinion, or opinions, delivered in writing by Fahnestock & Co. Inc. that the consideration to be paid under this Agreement and under the Securicor Agreement is fair to the stockholders of Intek.

5.       CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT TO INTEK'S OBLIGATIONS. The obligations of Intek to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by Intek):

                  (a) MIC/SIMMONDS OFFICERS' CERTIFICATES. (i) Each of the representations and warranties of MIC and Simmonds contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing, and (ii) MIC shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by MIC at or prior to the Closing and (iii) MIC and Simmonds shall have delivered to Intek certificates of MIC's and Simmonds respective Chief Financial Officer or Secretary (collectively the "MIC/Simmonds Officers' Certificates") certifying to the accuracy of items (i) and (ii) above, or if MIC's Chief Financial Officer shall be unable to certify the accuracy of (i) and (ii) above, then he shall set forth in the MIC/Simmonds Officers' Certificates (x) the manner in which any of the representations and warranties of MIC and Simmonds contained herein shall not be true, complete and correct in all material respects, and (y) each failure by MIC and/or Simmonds to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by MIC and/or Simmonds at or prior to the Closing. If Intek elects to consummate the transactions contemplated under this Agreement after delivery of such MIC/Simmonds Officers' Certificates, the items set forth in the MIC/Simmonds Officers' Certificates shall not constitute a breach of this Agreement and Intek shall not be entitled to any indemnity therefor.

                  (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the U.S. LMR Distribution Business.

                  (c) BOARD RATIFICATION. On or prior to the Closing, Intek's Board of Directors shall have ratified and reaffirmed the actions and determinations of the Special Committee of the Board of Directors of Intek referenced in this Agreement, including, without limitation, (i) the determination that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders,
                           (iii) the approval of this Agreement and the Securicor Agreement and, subject to the fulfillment or waiver at or prior to the Closing Date of the conditions set forth in

                           Section 5.1, the transactions contemplated hereby and by the Securicor Agreement and (iii) all other action required to be taken to authorize the issuance of the additional shares of Common Stock and to submit for consideration by the stockholders of Intek an amendment of the certificate of incorporation of Intek to authorize additional shares of Common Stock.

                  (d) DELIVERIES. Each of the Deliveries to be made by MIC or Simmonds to Intek pursuant to Section
                           4.2 of this Agreement shall have been made.

                  (e) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorizations and approvals (other than approvals to the assignment of Contracts with Governmental Entities) required to be obtained by MIC from any third party or any Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on the U.S. LMR Distribution Business or on MIC's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

         5.2 CONDITIONS PRECEDENT TO MIC'S OBLIGATIONS. The obligations of MIC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by MIC):

                  (a) SECURICOR LOAN AGREEMENT. Securicor and MUSA shall have entered into the Securicor Loan Agreement.

                  (b)      INTEK OFFICER'S CERTIFICATE.   (i) Each of the
                           representations and warranties of Intek
                           contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing; (ii) Intek shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Intek at or prior to the

                           Closing; and (iii) Intek shall have delivered to MIC a certificate of Intek's Chief Financial Officer (the "Intek Officer's Certificate") certifying as to the accuracy of items (i) and
                           (ii) above, or if Intek's Chief Financial
                           Officer shall be unable to certify the accuracy of (i) and (ii) above, then he shall set forth in the Intek Officer's Certificate (x) the manner in which any of the representations and warranties of Intek contained herein shall not be true, complete and correct in all material respects, and (y) each failure by Intek to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by Intek at or prior to the Closing. If MIC elects to consummate the transaction contemplated under this Agreement after delivery of such Intek Officer's Certificate, the items set forth in the Intek Officer's Certificate shall not constitute a breach of this Agreement and MIC shall not be entitled to any indemnity therefor.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the financial condition, results of operation or business of Intek.

                  (d) CAPITALIZATION. Since the date hereof, Intek shall not have issued any interest in its equity securities, except with the consent of Ed Hough, John Simmonds and Nicholas Wilson, except for Intek's issuance of a $2.5 million convertible debentures or any shares of Common Stock relating thereto, the 30,000 shares of Common Stock issued in connection with the extension of the term of the $2.5 million convertible debentures, or up to 1,000,000 shares of Common Stock in an equity offering.

                  (e) DELIVERIES. Each of the Deliveries to be made by Intek to MIC or Simmonds pursuant to Section
                           4.3 of this Agreement shall have been made.

                  (f) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorization and approvals required to be obtained by Intek from any third party or Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on Intek's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

                  (g) INSTRUMENTS OF ASSUMPTION. Intek shall have delivered to MIC such instruments of assumption of the Assumed Liabilities as MIC may reasonably request.


6.       REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES OF MIC AND SIMMONDS. MIC and Simmonds jointly and severally represent and warrant to Intek that:

                  (a) ORGANIZATION, STANDING, POWER AND AUTHORITY. MIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MIC has all requisite corporate power and authority to operate the U.S. LMR Distribution Business as it is now conducted, and to enter and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by MIC in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "MIC Documents"). MIC is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of the U.S. LMR Distribution Business or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 6.1(a) of the MIC Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business or the Acquired Assets.

                           Except as set forth on Schedule 6.1(a) of the MIC Disclosure Schedules, neither MIC nor any of its Affiliates is subject to any agreement, commitment or understanding which restricts or may restrict the conduct of the U.S. LMR Distribution Business in the U.S. in any material respect. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of the other MIC Documents and the consummation of the transactions contemplated therein will be, duly approved by the Board of Directors of MIC and no other corporate proceedings on the part of MIC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been, and prior to the Closing each of the other MIC Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of MIC, enforceable against MIC in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought (the "Bankruptcy Exception").

                  (b) BUSINESS IN ORDINARY COURSE. Except as set forth in Schedule 6.1(b) of the MIC Disclosure Schedules, since March 7, 1996 MIC has conducted the U.S. LMR Distribution Business only in the ordinary course of business consistent with past practice. Since March 7, 1996, there has been no Material Adverse Change in the U.S. LMR Distribution Business, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to Intek and could, to the Knowledge of the Executive Officers of MIC, reasonably be expected to be have a Material Adverse Effect on the U.S. LMR Distribution Business. Except as set forth on Schedule 6.1(b) of the MIC Disclosure Schedules, since March 7, 1996:

                           (1) MIC has not materially amended, canceled, terminated, relinquished, waived or released any Contract, right, debt, claim or obligation that otherwise would have been included as part of the Acquired Assets except in the ordinary course of business consistent with past practice of MIC;

                           (2)      MIC has not received any notice or
                                    citation for any violation of, nor, to the Knowledge of the Executive Officers of MIC, has any complaint been filed with the FCC alleging a violation of, any rule, regulation or policy of the FCC, and MIC has not allowed any equipment authorization issued by the FCC to MIC to lapse or be impaired in any manner or, to the Knowledge of the Executive Officers of MIC, operated the U.S. LMR Distribution Business in any manner not in compliance with its FCC equipment authorizations and all applicable FCC rules, regulations and policies; and

                           (3)      MIC has not agreed to do any of the
                                    foregoing.

                  (c) CONTRACTS. MIC and its Affiliates have made available or delivered to Intek true, correct and complete copies of all written Contracts listed on Schedule 2.1(c) of the MIC Disclosure Schedules. The Contracts constitute all of the material contracts of any nature whatsoever entered into by MIC that relate principally to the U.S. LMR Distribution Business. To the Knowledge of the Executive Officers of MIC, each Contract is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception. MIC has not amended or modified, other than in the ordinary course of business, in any material respect or consented to the termination of any Contract other than as contemplated under this Agreement. Except as set forth on Schedule 6.1(c) of the MIC

                           Disclosure Schedules, to the Knowledge of the Executive Officers of MIC, MIC has performed in all material respects all obligations required to be performed by it to date under the Contracts, and neither MIC nor, to the Knowledge of the Executive Officers of MIC, any other party to any Contract has breached or improperly terminated any Contract, or is in material default under any Contract, and, to the Knowledge of the Executive Officers of MIC, there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. To the Knowledge of the Executive Officers of MIC, no previous or current party to any material Contract has given notice of or made a claim with respect to any breach or default thereunder, the consequences of which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business or the Acquired Assets. Except as set forth in Schedule 6.1(d) of the MIC Disclosure Schedules and subject to Section 2.2 hereof, no Contract requires the consent from, or delivery of notice to, any person in connection with the transactions contemplated hereby and the rights of MIC under the Contracts are assignable to Intek (without being subject to any rights of termination or modification as a result of the transactions contemplated by this Agreement) and upon assignment as provided herein Intek shall be entitled to the full right, title and benefit under each Contract.

                  (d) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other MIC Documents nor the performance by MIC of the transactions contemplated hereby or thereby conflicts with or results in any breach of any provision of MIC's certificate of incorporation or by-laws, except as set forth on Schedule 6.1(d) of the MIC Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the Acquired Assets or the properties of the U.S. LMR Distribution Business under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement, or other obligation or instrument to which MIC is a party or by which the Acquired Assets or the U.S. LMR Distribution Business is bound, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business, require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), or other third party except (A) filings required under the Hart-Scott-Rodino Act (B) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business or would materially delay or impair the ability of MIC to consummate the transactions contemplated hereby, or (C) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business, or violates any statute, rule, regulation, order or decree of any Governmental Entity by which MIC or any of its assets is bound.

                  (e)      ACQUIRED ASSETS.  Except as set forth in
                           Schedule 6.1(e) of the MIC Disclosure
                           Schedules, MIC has good and marketable title to and owns the Acquired Assets, free and clear of all liens and claims of any kind or nature whatsoever. Except as disclosed on Schedule 6.1(e) of the MIC Disclosure Schedules, none of such Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of MIC. Except as set forth on Schedule 6.1(e) of the MIC Disclosure Schedules, the delivery by MIC, at the Closing, to MUSA as instructed by Intek pursuant to the terms of the Intek Assignment and Assumption Agreement of the Bill of Sale to be included among the MIC Documents and the other instruments of transfer will vest MUSA, as Intek's assignee, as of the date hereof, with good and marketable title to all of the Acquired Assets, free and clear of all liens and claims whatsoever, except those liens created, imposed or granted by Intek, MUSA or any Affiliate of Intek or MUSA.

                  (f)      INTANGIBLE PROPERTY.  Except as set forth on
                           Schedule 6.1(f)  of the MIC Disclosure
                           Schedules, MIC has good and lawful title, free and clear of any liens or other encumbrances, to the U.S. Trademarks and any and all patent, copyrights, and know-how transferred under this Agreement (collectively, "Intangible
                           Property"); to the knowledge of the Executive Officers of MIC, the Intangible Property is valid and subsisting and is enforceable in whole or in part in the U.S.; to the Knowledge of the Executive Officers of MIC there are no actual or threatened claims by third parties regarding the Intangible Property; to the Knowledge of the Executive Officers of MIC the Intangible Property does not infringe or otherwise violate any rights of any third party; no third party has been given the right or license to use the Intangible Property in connection with the sale or distribution of LMR Products in the U.S.; and to the Knowledge of the Executive Officers of MIC, no rights, licenses, or permissions of any Person are used or needed to conduct the U.S. LMR Distribution Business.

                  (g) BROKERS, FINDERS AND AGENTS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for MIC or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.

                  (h)      EMPLOYEE BENEFIT PLANS.

                           (1) Except for the Midland International Corporation Employees' Profit Sharing Thrift Plan, no "employee pension plan", as defined in Section 3(2) of ERISA (a "Pension Plan"), is maintained by MIC, Simmonds or any subsidiary or parent thereof or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer with MIC, Simmonds or any subsidiary or parent thereof under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or to which MIC, Simmonds, or any subsidiary or parent thereof or any ERISA Affiliate contributed or are obligated to contribute. None of the Pension Plans is a "defined benefit plan" as defined in Section 3(35) of ERISA, is a "multiemployer plan" or is or has been subject to Sections 4063 or 4064 of ERISA; and, since January 1, 1990, none of MIC, Simmonds or any subsidiary or any parent thereof or any ERISA Affiliate has contributed, or been obligated to contribute, to a multiemployer plan.

                           (2) With respect to the Transferred Employees, MIC has complied with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA and the applicable regulations thereunder.


                           (3) Each "employee benefit plan," as defined in Section 3(3) of ERISA (an "Employee Benefit Plan") maintained by MIC is in material compliance with all applicable laws including ERISA and the Code. Except as set forth on Schedule 6.1(h)(3), No condition exists that is reasonably expected to subject MIC to a material civil penalty under Section 502(i) of ERISA or material liability under Section

                                    4069 of ERISA or Section 4795 of the Code or other material liability with respect to any Employee Benefit Plan. There is no material violation of ERISA with respect to the furnishing of applicable reports, documents and notices regarding the Employee Benefit Plans to the Transferred Employees. Each Employee Benefit Plan that is required to file a Form 5500 with the Internal Revenue Service has timely done so with respect to each of the last three completed plan years.

                  (i) LITIGATION, PRODUCT LIABILITY. As of the date hereof, there is no litigation, suit, proceeding, action, claim or investigation ("Legal Proceeding") pending, or to the Knowledge of the Executive Officers of MIC, threatened, that questions the validity of this Agreement, the MIC Documents or any action taken or to be taken by MIC in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 6.1(i) of the MIC Disclosure Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of MIC, threatened against MIC with respect to the U.S. LMR Distribution Business or the Acquired Assets (including, without limitation, any claims in respect of any warranties of
                           MIC).  MIC is not subject to any outstanding
                           judgment, decree or order entered in any Legal Proceeding affecting or naming MIC or affecting the U.S. LMR Distribution Business or the Acquired Assets, and to the Knowledge of the Executive Officers of MIC, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of MIC, there is no basis for any Legal Proceeding against MIC with respect to the U.S. LMR Distribution Business or the Acquired Assets.

                  (j) SUPPLIERS AND CUSTOMERS. Schedule 6.1(j) of the MIC Disclosure Schedules lists the three largest suppliers and ten largest customers of the U.S. LMR Distribution Business in the U.S. during the period commencing on May 1, 1995 and ending on June 30, 1996. Except as set forth on Schedule 6.1(j) of the MIC Disclosure Schedules, no supplier which is material to the U.S. LMR Distribution Business or customer which is material to the U.S. LMR Distribution Business has canceled or otherwise terminated, or, to the Knowledge of the Executive Officers of MIC, threatened to cancel or otherwise terminate, its relationship with MIC or has during the last 12 months decreased materially, or, to the Knowledge of the Executive Officers of MIC, threatened to decrease or limit its services, supplies or materials to MIC or its usage or purchase of services or products of MIC. To the Knowledge of the Executive Officers of MIC, no such supplier or customer intends to cancel or otherwise modify its relationship with MIC or to decrease materially or limit its services, supplies or materials to MIC or its usage or purchase of services or products of the U.S. LMR Distribution Business, and the contemplated transactions will not materially adversely affect the relationship of the U.S. LMR Distribution Business with any such supplier or customer.

                  (k) INFORMATION IN DISCLOSURE DOCUMENTS. To the Knowledge of the Executive Officers of MIC, the information with respect to MIC and its Affiliates provided by MIC for inclusion in the Proxy Statement will not, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Intek Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (l) FINANCIAL STATEMENTS. MIC has delivered to Intek true, correct and complete copies of the
                           (A) audited consolidated balance sheet of MIC as at December 31, 1995 and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of MIC for the period ended December 31, 1995 (including the related notes and schedules thereto and all auditors' reports thereon and (B) unaudited consolidated balance sheet of MIC as at June 30, 1996 (the "Balance Sheet Date") and the related unaudited statements of income and of changes in financial position or of cash flows, whichever is applicable, of MIC for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) (collectively, the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of MIC and its subsidiaries as at the date and for the period indicated.

                  (m) REAL PROPERTY. There does not exist any actual or, to the Knowledge of the Executive Officers of MIC, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject to real property leases set forth on Schedule 2.1(g) (each a "Real Property Lease") or any part thereof, and MIC has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof. The real property covered by the Real Property Leases constitutes all of the real property located in the U.S. that is necessary for the conduct of the U.S. LMR Distribution Business as presently conducted. MIC has actual and exclusive possession of the leasehold estates in each Real Property Lease, free and clear of any liens. Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception, and there is not under any such Real Property Lease any existing breach, default, event of default or event which, with notice and/or lapse of time, would constitute a breach, default or event of default (A) by MIC, or (B) to the knowledge of the Executive Officers of MIC, by any other party to any such lease, except where such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business. Upon consummation of the transactions contemplated hereby, each Real Estate Lease will entitle Intek to the exclusive use, occupancy and possession of the real estate specified therein for the purposes for which MIC now uses such real estate in the conduct of the U.S. LMR Distribution Business. True, correct and complete copies of all Real Property Leases have been delivered or made available to Intek. No previous or current party to any such Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

                  (n)      TANGIBLE PERSONAL PROPERTY.

                           (1) Schedule 6.1(n) of the MIC Disclosure Schedules sets forth all leases of personal property relating to personal property used in or necessary to the operation of the U.S. LMR Distribution Business requiring lease payments equal to or exceeding $20,000 per annum ("Personal Property Leases"). MIC has delivered to Intek true, correct and complete copies of the Personal Property Leases, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

                           (2) Except as set forth on Schedule 6.1(n) of the MIC Disclosure Schedules:

                                    (A)  Each of the Personal Property Leases
                                         is in full force and effect and is
                                         valid and enforceable in accordance
                                         with its terms, subject to the
                                         Bankruptcy Exception, and there is no
                                         default under any Personal Property
                                         Lease either by MIC or, to the
                                         Knowledge of the Executive Officers
                                         of MIC, by any other party thereto,
                                         and no event has occurred that with
                                         the lapse of time or the giving of
                                         notice or both would constitute a
                                         default thereunder.  Each of the
                                         Personal Property Leases is freely
                                         transferable by MIC to Intek and no
                                         third party consents are required for
                                         such transfer; and

                                    (B)  No previous or current party to any
                                         such Personal Property Lease has
                                         given notice of or made a claim with
                                         respect to any breach or default
                                         thereunder.

                           (3) With respect to those Personal Property Leases that were assigned or subleased to MIC by a third party, all necessary consents to such assignments or subleases have been obtained. On the date hereof, Intek will succeed to all of the right, title and interest of MIC under every Personal Property Lease.

                  (o) COMPLIANCE WITH LAWS. To the Knowledge of the Executive Officers of MIC, MIC has complied with all laws applicable to the conduct of the U.S. LMR Distribution Business and the use of the Acquired Assets, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business.

                  (p) FCC LICENSES. Except as set forth in Schedule 6.1(p) of the MIC Disclosure Schedules:

                           (1) each of the FCC Licenses is valid and in good standing;

                           (2) MIC has operated any systems constructed pursuant to the FCC Licenses in accordance with the terms of such FCC Licenses and in compliance with all applicable FCC rules, regulations or policies;

                           (3) there is no investigation pending, or to the Knowledge of the Executive Officers of MIC threatened, concerning any FCC Licenses or Equipment Authorizations; and

                           (4) MIC has no reason to believe that the FCC will not assign to Intek the FCC Licenses or that Intek will be unable to obtain any comparable equipment authorizations to replace the Equipment Authorizations.

                  (q) DISCLAIMERS OF MIC. Except as otherwise expressly provided herein in this Article 6.1, the Acquired Assets that consist of tangible personal property, and each item thereof, are furnished AS IS, WHERE IS AND WITH ALL FAULTS AND WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         6.2 REPRESENTATIONS AND WARRANTIES OF INTEK. Intek hereby represents and warrants to MIC that:

                  (a) ORGANIZATION, STANDING, POWER AND AUTHORITY. Each of Intek and MUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Intek and MUSA has all requisite corporate power and authority to make and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Intek or its assignee of any of the Acquired Assets, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement and by the Intek Assignment Agreement (collectively with this Agreement, the "Intek Documents"). Except as set forth on
                           Schedule 6.2(a), each of Intek and MUSA is duly qualified and authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 6.2(a) of the Intek Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a

                           Material Adverse Effect on Intek or MUSA, as the case may be. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of each of the other Intek Documents, and the consummation of the transaction contemplated thereby will be, duly approved by unanimous vote of the Special Committee of the Board of Directors of Intek and by the unanimous vote of the Board of Directors of MUSA, and no other corporate proceedings on the part of Intek or MUSA are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been, and prior to the Closing each of the other Intek Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of, Intek and MUSA, to the extent that either is a party to such Intek Document, enforceable against Intek and MUSA in accordance with its terms, subject to the Bankruptcy Exception.

                  (b) CAPITALIZATION. As of the date hereof, the authorized capital stock of Intek consists of 20,000,000 shares of Common Stock. As of the date hereof, 11,203,904 shares of Common Stock, were issued and outstanding; 465,582 shares of Common Stock were held in treasury; 500,000 shares of Common Stock were reserved for issuance under Intek's 1988 Key Employee Stock Option Plan (the "1988 Option Plan"), and no options representing the right to purchase shares of Common Stock are outstanding under the 1988 Option Plan; 600,000 shares of Common Stock were reserved for issuance under Intek's 1994 Stock Option Plan (the "1994 Option Plan"), and options representing the right to purchase 250,000 shares of Common Stock are outstanding under the 1994 Option Plan; and 300,000 shares of Common Stock were reserved for issuance under Intek's 1994 Directors' Stock Option Plan (the "Directors' Option Plan"), and options representing the right to purchase 65,000 shares of Common Stock are outstanding under the Directors' Option Plan. All shares of Common Stock outstanding or held in treasury are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 6.2(b) or in Schedule 6.2(b) of the Intek Disclosure Schedules or as may be issued pursuant to the Securicor Agreement or for issuance of securities permitted by Section 5.2(d), as of the date hereof, there are no shares of capital stock of Intek authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Intek obligating Intek to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Intek or obligating Intek to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which Intek or its subsidiaries is a party with respect to the voting of the capital stock of Intek.

                  (c) SHARES ISSUED TO MIC. All of the shares of Common Stock issuable to MIC, or to the Escrow Agent pursuant to the Escrow Agreement, in accordance with this Agreement shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable, not be subject to any preemptive rights, and be free and clear of any liens, encumbrances or restrictions. The shares issued by Intek to MIC hereunder shall equal approximately 6% of the outstanding shares of Common Stock of Intek on a fully diluted basis as of the date of the Closing, assuming issuance of all shares of Common Stock Intek has a commitment to issue, the additional shares of Common Stock Intek to be delivered to MIC out of escrow pursuant to this Agreement upon consummation of the Securicor Transaction and the issuance by Intek of 25,000,000 shares of Common Stock to Securicor pursuant to the Securicor Agreement upon consummation of the Securicor Transaction, and the shares of Common Stock Intek is permitted to issue pursuant to Section 6.2(b)(ii)(A) of the Securicor Agreement. As of the date hereof, all 11,203,904 shares of Common Stock which are issued and outstanding are listed and traded on the National Association of Securities Dealers Automatic Quotation System Small Cap Market (the "NASDAQ Small Cap Market") under the symbol "IDCC", and Intek is in full compliance with its listing agreement. The shares issued to MIC pursuant to this Agreement shall be listed on the NASDAQ Small Cap Market.

                  (d) SUBSIDIARIES. Schedule 6.2(d) of the Intek Disclosure Schedules sets forth the name and state of incorporation of each subsidiary (as defined herein) of Intek (collectively, the "Intek Subsidiaries") existing as of the date hereof. Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, each of the Intek Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on Intek. Each of the Intek Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, all outstanding shares of capital stock of each Intek Subsidiary are owned by Intek or another Intek Subsidiary and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Intek Subsidiary obligating any Intek Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating any Intek Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. As of the date of this Agreement, MUSA has no subsidiaries.

                  (e) BUSINESS IN ORDINARY COURSE. Except as set forth on Schedule 6.2(e) of the Intek Disclosure Schedules, since December 31, 1995, Intek and each Intek Subsidiary have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has been no Material Adverse Change with respect to Intek, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to MIC and could, to the Knowledge of the Executive Officers of Intek, reasonably be expected to have a Material Adverse Effect on Intek.

                  (f) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other Intek Documents by Intek or MUSA, as the case may be, nor the consummation by Intek or MUSA of the transactions contemplated hereby or thereby conflicts with or results in any breach of any provision of Intek's or MUSA's respective certificates of incorporation or by-laws, except as set forth on Schedule 6.2(f) of the Intek Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the properties or assets of Intek, MUSA or any of the Intek

                           Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Intek is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, would not have a Material Adverse Effect on Intek or any Intek Affiliate, requires any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, or other third party except (A) filings under the Hart-Scott-Rodino Act in connection with the issuance of the Additional Shares to MIC pursuant to Section 3.1(b)(2)(A) of this Agreement, (B) pursuant to the Exchange Act, (C) filings with, and approvals by, the FCC or any successor thereto, or (D) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Intek or MUSA, or violates any statute, rule, regulation, order or decree of any Governmental Entity by which Intek, MUSA, the Intek Subsidiaries, or any of their respective assets, is bound.

                  (g) BROKERS, FINDERS AND AGENTS. Except for Fahnestock & Co. Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Intek or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof. Intek shall be solely responsible for, and shall hold MIC and Simmonds harmless from and against, all expenses and fees payable to Fahnestock & Co. Inc. in connection with the transactions contemplated hereunder.

                  (h)      EMPLOYEE RELATIONS.  Except as set forth in
                           Schedule 6.2(h) of the Intek Disclosure

                           Schedules, there are no material controversies pending, or, to the Knowledge of the Executive Officers of Intek and MUSA, threatened that involve any employees employed by Intek, MUSA or of any Intek Subsidiary.

                  (i)      EMPLOYEE PLANS.  Except as set forth on
                           Schedule 6.2(i) of the Intek Disclosure
                           Schedules, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of Intek or any Intek Subsidiary (collectively, "Intek Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with ERISA and the Code, to the extent applicable, and any other applicable laws.
                           With respect to each Intek Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA), except as set forth in Schedule 6.2(i) of the Intek Disclosure Schedules:
                           each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the Internal Revenue Service ("IRS") to be so qualified or is the subject of a pending application for such determination that was timely filed, there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the
                           Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, no reportable event described in Section 4043 of ERISA has occurred, no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty

                           Corporation to institute any such proceedings, no pension plan is a "multiemployer plan" and as of the last day of the most recent plan year which ended prior to the date hereof and for which an actuarial valuation has been issued by the plan's actuary, with respect to each defined benefit plan which is a "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) the actuarially determined present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA), as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation, did not exceed the then current value of the assets of the plan and there has been no material change in the financial condition of the plan since the last day of the most recent plan year. No liability under subtitle C or D of Title IV of ERISA has been incurred by Intek or any Intek Subsidiary with respect to any "single-employer plan", formerly maintained by any of them or by any entity which is considered one employer with Intek under
                           Section 4001 of ERISA or Section 414 of the
                           Code.

                  (j)      MATERIAL CONTRACTS.  Except as set forth in
                           Schedule 6.2(j) of the Intek Disclosure
                           Schedules, the Securicor Agreement, this
                           Agreement and the Securicor Loan Agreement, neither Intek, MUSA nor any other Intek Subsidiary is a party to, or is bound by any agreement, indenture or other instrument relating to the borrowing of money by Intek, MUSA or any such Intek Subsidiary or the guarantee by Intek, MUSA or any such Intek Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Report on Form 10-K filed by Intek with the Commission, any contract relating to the disposition of any assets or any business interests of Intek, other than in the ordinary course of business, under which the buyer has any continuing obligations or indemnity arrangements, any warranty or other agreement relating to any products manufactured or distributed by Intek or any Intek Subsidiary, any other contract or agreement or amendment thereto that places any restrictions on the ability of Intek, MUSA or any other Intek Subsidiary to engage in any business activity which restrictions would have a Material Adverse Effect on Intek or MUSA (collectively, the "Intek Contracts"). Neither Intek, MUSA nor any Intek Subsidiary is in default under any Intek Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Intek, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                  (k) INTEK CORPORATE ACTION. The Special Committee of the Board of Directors of Intek has, by unanimous vote, determined that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders, and approved this Agreement and the Securicor Agreement and the transactions contemplated hereby and by the Securicor Agreement.

                  (l) INFORMATION IN DISCLOSURE DOCUMENTS. The information with respect to Intek or any subsidiary of Intek provided by Intek for inclusion in the Intek Proxy Statement to be mailed to Intek's shareholders in connection with the transactions contemplated by this Agreement, will not, at the time of the mailing of the Intek Proxy Statement and any amendments or supplements thereto, and at the time of the Intek Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that Intek makes no representation or warranty with respect to information provided by MIC for inclusion in the Intek Proxy Statement. The Intek Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act, and the respective rules and regulations promulgated thereunder.

                  (m) FINANCIAL STATEMENTS. Intek has delivered to MIC true, correct and complete copies of the
                           (A) audited consolidated balance sheet of Intek as at December 31, 1995 and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Intek for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) , and (B) unaudited consolidated balance sheet of Intek as at June 30, 1996 (the "Intek Balance Sheet Date") and the related unaudited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Intek for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) (collectively, the "Intek Financial Statements"). Each of the Intek Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with GAAP and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of Intek and its subsidiaries as at the date and for the period indicated.

                  (n)      ENVIRONMENTAL MATTERS. For purposes of this
                           Section 6.2(n), the following terms shall have the indicated meaning:

                           (1) "Real Property" means all real property presently or formerly owned or operated by Intek or any Intek Subsidiary on which facilities are or were located and all real property (including property held as trustee or in any other fiduciary capacity) over which Intek or any Intek Subsidiary currently or formerly has exercised dominion, management or control. To the extent that Real Property includes site leases, the representations contained in the Section 6.2(n) shall be limited to the Knowledge of the Executive Officers of Intek.

                           (2) "Environmental Law" means any applicable federal, state or local statute, law ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any Governmental Entity, now existing, relating to: (aa) the protection, preservation or restoration of the environment (including, without limitation, air water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (bb) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended. The term Environmental Law includes, without limitation,
                                    (A)     the following statutes, each as
                                            amended:
                                            (i)   the Federal Clean Air Act;
                                            (ii)  the Federal Clean Water Act;
                                            (iii) the Federal Resource
                                                  Conservation and Recovery Act
                                                  of 1976 ("RCRA");
                                            (iv)  the Federal Comprehensive
                                                  Environmental Response
                                                  Compensation and Liability Act
                                                  of 1980 ("CERCLA");
                                            (v)   the Federal Toxic Substances
                                                  Control Act;
                                            (vi)  the Federal Occupational
                                                  Safety and Health Act of 1970;
                                            (vii) the Federal Safe Drinking
                                                  Water Act;
                                            (viii)the Federal Insecticide,
                                                  Fungicide and Rodenticide
                                                  Act;
                                            (ix)  the California Hazardous Waste
                                                  Control Law;

                                            (x)   the California Hazardous
                                                  Substance Account Act;
                                            (xi)  the Porter-Cologne Water
                                                  Quality Control Act; and
                                            (xii) the California Air Pollution
                                                  Control Law; and
                                    (B)     any common law or equitable doctrine
                                            (including, without limitation,
                                            injunctive relief and tort doctrines
                                            such as negligence, nuisance,
                                            trespass and strict liability) that
                                            may impose liability or obligations
                                            for injuries or damages due to, or
                                            threatened as a result of, the
                                            presence of or exposure to any
                                            Hazardous Substance.

                           (3) "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (aa) any "hazardous substance" as defined in CERCLA, (bb) any "hazardous waste" as defined in RCRA, and
                                    (cc) any toxic waste, pollutant,
                                    contaminant, hazardous substance, toxic
                                    substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, friable asbestos, asbestos containing material releasing friable asbestos, urea formaldehyde foam insulation, lead and polychlorinated biphenyls ("PCBs").

                           (4) Except as set forth on Schedule 6.2(n) of the Intek Disclosure Schedules or as would not individually or in the aggregate have a Material Adverse Effect on Intek,

                                    (A)     Intek and each Intek Subsidiary is
                                            and has been in compliance with all
                                            applicable Environmental Laws,

                                    (B)     the Real Property does not contain
                                            any Hazardous Substance in violation
                                            of any applicable Environmental Law,

                                    (C)     neither Intek nor any Intek
                                            Subsidiary has received any written
                                            notices, demand letters or written
                                            requests for information from any
                                            Governmental Entity or any third
                                            party indicating that Intek or such
                                            Intek Subsidiary may be in violation
                                            of, or liable under, any
                                            Environmental Law,

                                    (D)     to the Knowledge of the Executive
                                            Officers of Intek, there are no
                                            civil, criminal or administrative
                                            actions, suits, demands, claims,
                                            hearings, investigations or
                                            proceedings pending or to the
                                            Knowledge of the Executive Officers
                                            of Intek threatened against Intek or
                                            any Intek Subsidiary with respect to
                                            Intek or any Intek Subsidiary or the
                                            Real Property relating to any
                                            violation, or alleged violation, of
                                            any Environmental Law,

                                    (E)     no reports have been filed, or, to
                                            the Knowledge of the Executive
                                            Officers of Intek, are required to
                                            be filed, by Intek or any Intek
                                            Subsidiary concerning the release of
                                            any Hazardous Substance or the
                                            threatened or actual violation of
                                            any Environmental Law on or at the
                                            Real Property,

                                    (F)     to the Knowledge of the Executive
                                            Officers of Intek, there are no
                                            underground storage tanks on, in or
                                            under any of the Real Property and
                                            no underground storage tanks have
                                            been closed or removed from any Real
                                            Property while such Real Property
                                            was owned or operated by Intek or
                                            any Intek Subsidiary, and

                                    (G)     to the Knowledge of the Executive
                                            Officers of Intek, neither Intek nor
                                            any Intek Subsidiary has incurred,
                                            and none of the Real Property is
                                            presently subject to, any
                                            liabilities fixed (or, to the
                                            knowledge of Intek, contingent)
                                            relating to any suit, settlement,
                                            court order, administrative order,
                                            judgment or claim asserted or
                                            arising under any Environmental Law.

                           (5) To the Knowledge of the Executive Officers of Intek, there are no permits or licenses required under any Environmental Law in respect of the Real Property presently operated by Intek or any Intek Subsidiary.

                           (6) Neither Intek nor any Intek Subsidiary has received written notice that any part of the Real Property has been or is listed as a site containing Hazardous Substances pursuant to any Environmental Law.

                  (o)      LABOR RELATIONS.  Except as set forth in
                           Schedule 6.2(o) of the Intek Disclosure
                           Schedules, neither Intek nor any Intek
                           Subsidiary is a party to or bound by any collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Executive Officers of Intek threatened, any strike, walkout or other work stoppage or labor organizational effort, and neither Intek nor any Intek Subsidiary has received any union grievances, complaints, or claims, the liability for which would have a Material Adverse Effect on Intek.

                  (p) REAL ESTATE. Except as set forth on Schedule 6.2(p) of the Intek Disclosure Schedules, no real property is owned by Intek or any Intek Subsidiary. Schedule 6.2(p) sets forth the description of all real property leases to which Intek is a party. There does not exist any actual or, to the Knowledge of the Executive Officers of Intek, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject

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
                           to real property leases set forth on Schedule 6.2(p), or otherwise operated or utilized by Intek, or any part thereof, and Intek has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

                  (q) LITIGATION. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of the Executive Officers of Intek, threatened, that questions the validity of this Agreement, the Intek Documents or any action taken or to be taken by Intek in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on
                           Schedule 6.2(q) of the Intek Disclosure
                           Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of Intek, threatened against Intek or any Intek Subsidiary (including, without limitation, any claims in respect of any warranties of Intek) which, insofar as the Executive Officers of Intek can reasonably foresee, would have a Material Adverse Effect on Intek. Neither Intek nor any Intek Subsidiary is subject to any outstanding judgment, decree or order entered in any Legal Proceeding affecting or naming Intek or any Intek Subsidiary or having a Material Adverse Effect on Intek, and to the Knowledge of the Executive Officers of Intek, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of Intek, there is no basis for any Legal Proceeding against Intek or any Intek Subsidiary which could reasonably be expected to have a Material Adverse Effect on Intek.

                  (r) LICENSES. Schedule 6.2(r) of the Intek Disclosure Schedules sets forth a complete list of all FCC licenses in which Intek has an interest or under which Intek operates any part of its business. Intek is not, as of the date hereof, the record and beneficial licensee and owner of any FCC licenses. Intek is entitled to act and is acting as of the date hereof as manager, pursuant to valid and subsisting management agreements, of each of the FCC licenses identified as managed FCC Licenses on

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
                           Schedule 6.2(r) of the Intek Disclosure
                           Schedules (the "Licenses") and, to the
                           knowledge of the Executive Officers of Intek, the persons identified on Schedule 6.2(r) of the Intek Disclosure Schedules as the holders of the Licenses are the sole record and beneficial licensees and owners of such Licenses). Except as set forth on Schedule 6.2(r) of the Intek Disclosure Schedules, neither Intek nor any of its Affiliates currently owns, of record or beneficially, or manages any other FCC licenses. Except as set forth on Schedule 6.2(r) of the Intek Disclosure Schedules, to the knowledge of the Executive Officers of Intek, there is no pending or threatened action by the FCC or any other Governmental Entity or third party to suspend, revoke, terminate or challenge any of the Licenses or otherwise investigate the operation of Intek's SMR business or the accuracy of the loading of the system or systems of Intek's SMR business. Except as set forth in Schedule 6.2(r) of the Intek Disclosure Schedules, Intek is as of the date hereof in compliance in all material respects with all regulations concerning construction and spacing of the Licenses or the facilities associated therewith, and all other federal statutes, and rules, regulations and policies of the FCC applicable to Intek, the Licenses, or Intek's SMR business. To the Knowledge of the Executive Officers of Intek, none of the Licenses is currently subject to or operating under any short-space agreement or any FCC waiver of otherwise applicable rules and regulations, except as disclosed in Schedule 6.2(r) of the Intek Disclosure Schedules. Except as disclosed in Schedule 6.2(r), there are no payments due and payable by Intek, nor any dispute regarding any payments due from Intek between Intek and the licensee of any of the Licenses and, to the knowledge of the Executive Officers of Intek, there are no payments due and payable by any third party (including any predecessor in interest with respect to the Licenses), nor any dispute regarding any payments by any third party between such third party or Intek and the licensees of any License relating to the Licenses, including without limitation any payments to the licensees of the Licenses.

                  (s) UNITS IN SERVICE. Schedule 6.2(s) of the Intek Disclosure Schedules sets forth a true and complete list, by customer, of the units in service in connection with the Licenses (the "Units in Service"). The Units in Service are, to the knowledge of the Executive of Officers of Intek, in the possession of the indicated customers, which customers are billed for their use of such Units in Service at the actual customer rates shown in Schedule 6.2(s) of the Intek Disclosure Schedules and which customers are required to pay such billed amounts in full (subject to Intek's normal prompt payment, volume and similar discounts, all of which have been disclosed in writing to MIC) on or before the relevant due date reflected in the relevant billing.

                  (t) CONTRACTS, LEASES AND SITE LICENSES. Schedule 6.2(t) of the Intek Disclosure Schedules sets forth a true and complete index and current copies (or written summaries, including all material terms, in the case of oral agreements) of all material contracts (excluding customer contracts), leases and site licenses related to the assets, Intek's business and the Licenses, including without limitation, site licenses, equipment leases or installment sale contracts, partnership, joint-venture or joint-use agreements, management agreements, dealer agreements, short-space agreements or the like. Except as set forth on Schedule 2.1(c) of the Intek Disclosure Schedules, all of the contracts, leases and site licenses relating to the Licenses have been entered into by Intek on arm's length terms with non-Affiliates are in full force and effect and are valid and enforceable in accordance with their terms. Intek has received no notice from any Person of termination of any such contract, lease, or site license, and the consummation of the transaction herein contemplated shall not affect a termination of or give any Person the right to terminate or modify any such contract,

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
                           lease or site lease.  Except as set forth on
                           Schedule 2.1(c) of the Intek Disclosure
                           Schedules, to the Knowledge of the Executive
                           Officers of Intek, none of the contracting parties is in default in any material respect or has acted or failed to act in a manner which, with notice or the passage of time or both, will result in a material default under any of the contracts, leases, and site licenses and no penalties have been incurred nor are any material amendments pending with respect to any of the contracts, leases and site licenses.

                  (u) RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 6.2(u) of the Intek Disclosure Schedules, no current shareholder, director, or officer of Intek or any of its Subsidiaries is presently a party to, or since January 1, 1996, has entered into, directly or indirectly through his, her or its Affiliates, any arrangement or transaction with Intek or any of its Subsidiaries providing for the furnishing of services (except as director or officer) by or to, or the rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person (except as a director or officer), other than those that do not involve payments, or the furnishing of goods or services having a fair market value by, from or to Intek or any of its Subsidiaries of more than $25,000 in any calendar year.

                  (v)      COMPLIANCE WITH LAWS.  Except as set forth on
                           Schedule 6.2(v) of the Intek Disclosure
                           Schedules, to the Knowledge of the Executive
                           Officers of Intek, each of Intek, its
                           subsidiaries and its Affiliates has complied with all laws applicable to the conduct of its business, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Intek.

7.       COVENANTS OF MIC.

         7.1 MIC'S REPRESENTATION LETTER. MIC and Intek shall execute and deliver a written representation letter

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
                  (a "Shareholder Representation Letter") with respect to the Common Stock to be delivered to MIC pursuant to this Agreement providing that:

                  (a) MIC agrees that it shall not sell, transfer, assign, pledge or otherwise dispose of the Common Stock unless such sale, transfer, assignment, pledge or other disposition has been registered or is exempt under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws and MIC provides to Intek an opinion of counsel satisfactory to Intek that a sale, transfer, assignment, pledge or other disposition of such Common Stock may be made without registration.

                  (b)      MIC represents as follows:

                           (1) The Common Stock to be acquired by MIC will be acquired for MIC's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

                           (2) MIC is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock;

                           (3) The Executive Officers of MIC had an opportunity to ask questions and receive answers concerning Intek and the terms and conditions of the acquisition of the Common Stock and have had full access to such other information concerning Intek as MIC has requested; and

                           (4) MIC acknowledges that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and MIC is able

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
                                    to bear the economic risk of any
                                    investment in the Common Stock for an
                                    indefinite period of time.

                  (c) MIC acknowledges that until such time as the Common Stock has been registered for resale pursuant to the Securities Act, each certificate representing the Common Stock shall be endorsed with the following legend:

                           THE SECURITIES REPRESENTED BY THIS
                           CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933, AS AMENDED, OR
                           UNDER ANY STATE SECURITIES LAWS, AND MAY
                           NOT BE SOLD, ASSIGNED, TRANSFERRED,
                           PLEDGED OR OTHERWISE DISPOSED OF UNLESS
                           THEY HAVE FIRST BEEN REGISTERED UNDER SUCH
                           ACT AND APPLICABLE STATE SECURITIES LAWS
                           OR UNLESS AN EXEMPTION FROM SUCH
                           REGISTRATION IS AVAILABLE AND THE
                           CORPORATION SHALL HAVE RECEIVED, AT THE
                           EXPENSE OF THE HOLDER, EVIDENCE OF SUCH
                           EXEMPTION REASONABLY SATISFACTORY TO THE
                           CORPORATION (WHICH MAY INCLUDE, AMONG
                           OTHER THINGS, AN OPINION OF COUNSEL
                           SATISFACTORY TO THE CORPORATION).

                  (d) MIC acknowledges that Intek may place stop transfer orders against the registration or transfer of any Common Stock until such time as the requirements of the foregoing legend are satisfied.

                  (e)      Intek acknowledges that the legend described in
                           Section 7.1(c) hereof and any stop transfer instructions issued pursuant to Section 7.1(d) hereof shall be removed promptly and Intek shall issue promptly a new certificate to MIC of such Common Stock if the sale of such Common Stock has been registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if MIC provides to Intek an opinion of counsel reasonably satisfactory to Intek that a public sale, transfer or assignment of such Common Stock may be made without registration.


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
         7.2      SATISFACTION OF MIC OBLIGATIONS POST-CLOSING.

                  (a) RETURN OF ACQUIRED ASSETS. If Intek, MUSA Securicor Communications is compelled to return any Acquired Assets to MIC to be applied against the satisfaction of any obligation of MIC which arises within one year after the Closing, then Simmonds shall, promptly upon receipt of a written request therefor, accompanied by an assignment to Simmonds of all of the requesting entity's right, title and interest in any claim against MIC with respect to such Acquired Asset, pay cash to such entity in an amount equal to the value of such Acquired Asset as of the date of this Agreement. Each of MIC and Simmonds hereby agrees that Securicor Communications Limited shall be an intended third-party beneficiary of the provisions of this Section 7.2.

                  (b) RETURN OF MUSA PROPERTY. If a customer of the U.S. LMR Distribution Business returns merchandise to MIC which merchandise was supplied by MUSA pursuant to MUSA's obligations to such customer under the Contracts (whether or not such Contract was assignable), or if MIC receives from a customer any other cash or other proceeds arising from MUSA's performance of its obligations to a customer, then MIC shall, at MUSA expense, deliver such inventory, cash or proceeds to MUSA in the form received. Simmonds shall promptly pay to MUSA the amount of such proceeds or the cost of such inventory upon MUSA's written request therefor if MIC fails to comply with its obligations under this
                           Section 7.2(b).

8.       COVENANTS OF INTEK

         8.1      CONFIDENTIALITY OF INFORMATION.

                  (a) The materials made available to Intek, MUSA or Securicor by MIC or MIC's Affiliates, whether in verbal, written or any other form (collectively, the "MIC Materials"), are deemed to be confidential and proprietary information of MIC to the extent such MIC Materials are not purchased as part of the Acquired Assets. No

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
                           such MIC Materials shall be copied,
                           photographed, or in any way duplicated without the express prior written consent of MIC except to the extent such MIC Materials have previously been made available to the general public other than by Intek, MUSA, Securicor or their respective Affiliates. MIC will provide copies of the MIC Materials, or any part of them, to Intek, MUSA or Securicor upon their respective requests therefore. At the election of MIC, Securicor may be required to execute a confidentiality agreement containing provisions no less burdensome than those set forth in this
                           Section 8.1 with respect to Intek prior to having the MIC Materials made available to it hereunder.

                  (b) Intek shall notify, and shall cause any Affiliate of Intek, including MUSA, to notify all employees, agents or representatives of Intek or any Affiliate of Intek receiving or otherwise learning of the MIC Materials, that the contents thereof must be kept confidential pursuant to this Agreement, and that any disclosure to a third party or use of MIC Materials not purchased as part of the Acquired Assets without MIC's written permission will constitute a breach of this Agreement.

                  (c) Intek agrees, and agrees to obtain for the benefit of MIC from any third party provided the MIC Materials in accordance with the provisions hereof, that upon any repudiation of this Agreement or if there is no Closing for any reason whatsoever, neither Intek nor any such third party will implement, use or disclose the MIC Materials not purchased as part of the Acquired Assets for a period of three (3) years beginning on the date of any repudiation regardless of whether MIC surrenders, assigns or otherwise disposes of its rights and duties under the Agreement unless the MIC Materials are or become known to the general public, except if such public knowledge is the result of Intek's or such third party's own actions and/or breach of this Agreement; or such disclosure is required under applicable law or an order of a Governmental

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
                           Entity. In the event that any repudiation shall occur, Intek shall return, and cause all other Persons who received such MIC Materials through Intek to return, to MIC all tangible MIC Materials, notes, records and recordings, except to the extent that such MIC Materials have been purchased as Acquired Assets hereunder.

                  (d) Unless purchased by Intek pursuant to the terms of this Agreement, the MIC Materials shall, without limitation, remain the property of MIC, and upon the termination of this Agreement shall be returned promptly to MIC at its request, together with ALL copies, notes, extracts, summaries and analyses thereof, whether or not such copies have been provided by MIC.

                  (e)      Intek acknowledges that any violation of this
                           Section 8.1 will cause immediate and
                           irreparable harm to MIC and that the damages which MIC will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Section 8.1, MIC will be entitled to the issuance of a restraining order and/or a preliminary and permanent injunction, without bond, restraining and/or enjoining such violation by Intek or any entity or Person acting in concert with Intek. This remedy will be in addition to any other remedy which may otherwise be available to MIC.

         8.2 REPLACEMENT OF PERFORMANCE BONDS. On or before September 30, 1996, Intek or its assigns shall provide all letters of credit, guaranties and performance bonds as shall be necessary for Intek to obtain the release of MIC and its Affiliates from the guaranties, letters of credit, or performance bonds set forth on Schedule 8.2 (collectively, the "Performance Guarantees").

         8.3 RIGHTS OF INSPECTION. From and after the Closing, Intek shall, whenever reasonably requested by MIC, permit MIC to have access to all business records turned over to Intek and/or MUSA pursuant to this Agreement. Intek shall preserve and maintain, or shall cause MUSA to preserve and maintain, the

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
                  records relating to the U.S. LMR Distribution
                  Business which are part of the Acquired Assets for at least six years after the Closing.

         8.4      EMPLOYEE MATTERS.

                  (a) On or prior to the date of the Closing, Intek or its Affiliates will offer employment on an "at-will basis" to the employees of MIC listed on Schedule 8.4(a); provided that (i) the acceptance by an employee of an offer of employment made pursuant to this Section 8.4 shall become effective as of the Effective Date subject to the condition subsequent that the transactions contemplated by this Agreement closes, and (ii) an employee who is absent from active service on the Effective Date shall not be offered employment by Intek unless and until such inactive employee is capable of returning to active service in the same capacity and position that such employee occupied immediately prior to his absence, provided such return to active service occurs prior to the second anniversary of the Effective Date. Nothing herein shall obligate MIC to continue the employment of any employee. Employees receiving and accepting Intek's offer of employment pursuant to the terms hereof shall hereinafter be referred to as "Transferred Employees." Intek's offer of employment to such Transferred Employees shall provide for the same base salary payable to such Transferred Employee by MIC immediately prior to such offer of employment by Intek, but on such other terms and conditions of employment, if any, as Intek may offer to the Transferred Employee's in its sole discretion; PROVIDED, HOWEVER, that Transferred Employees will be offered a health and life insurance program which shall not exclude coverage for conditions existing prior to Closing (except to the extent excluded prior to the Closing) and which, taken as a whole, will be comparable to the health and life insurance program now offered to such Transferred Employees by MIC, provided that the insurance company which currently provides MIC with health and life insurance coverage is willing to provide such coverage to Intek on

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
                           and after the date of the Closing at a cost comparable to that paid by MIC immediately before the Closing. Intek shall grant all Transferred Employees credit for purposes of eligibility and vesting under Intek's employee benefit plans, programs, agreements or arrangements for such Transferred Employees' years of service as employees of MIC to the same extent a similarly situated Intek employee's service with Intek is taken into account for purposes of eligibility and vesting under such employee benefit plans, programs, agreements or arrangements.

                  (b) No provision of this Section 8.4 shall create any right in any Transferred Employee or in his or her beneficiaries.

                  (c) On and after the date of Closing, MIC shall not be liable for any expense or liability that may arise from employment with or termination of any Transferred Employee by Intek, provided that nothing in this Section 8.4(c) shall limit MIC's indemnification obligations under Section 11.1.

         8.5 OWNERSHIP AND PROPRIETARY RIGHTS. Intek agrees that it will maintain all patent, copyright, trade secret and other similar notices of the proprietary rights of MIC or third parties in and on all copies of the MIC Materials not purchased as Acquired Assets under this Agreement. Ownership of all MIC Materials and of all intellectual property rights of MIC not purchased by Intek as Acquired Assets under this Agreement is and shall remain in MIC. All intellectual property rights purchased by Intek as Acquired Assets under this Agreement shall vest with Intek subject to MIC's rights under the U.S. Trademarks License Agreement.

         8.6 AGREEMENTS WITH RESPECT TO OTHER TRANSACTIONS. From and after the execution and delivery of this Agreement, Intek will not amend, modify, supplement, waive any rights or remedies under or grant any consent under the Securicor Agreement (including any schedule and exhibit thereto), or agree to do any of the foregoing, without the prior written consent of

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
                  Simmonds (which consent shall not be unreasonably withheld).

9.       MUTUAL ADDITIONAL COVENANTS

         9.1 EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own legal, accounting and other expenses incurred by it in connection with this Agreement, and the other agreements and transactions contemplated by this Agreement.

         9.2 PUBLIC ANNOUNCEMENT. The parties agree that no party shall issue or cause publication of any press release or other announcement, disclosure or public communication with respect to this Agreement or the transactions contemplated by this Agreement without the consent of the others. Nothing in this Agreement shall prohibit any party, after reasonable efforts to consult with the others, from issuing or causing publication of any press release, announcement or other public communication to the extent that such party reasonably believes that the action is required by law in connection with obtaining necessary approvals and consents and complying with applicable law (e.g. any requirement that a party hereto make any filings with the Securities and Exchange Commission relating to this Agreement and the transactions contemplated in this Agreement).

         9.3 COOPERATION. Neither MIC nor Intek shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to it under this Agreement. Intek, MIC and Simmonds shall each promptly take all actions as may be appropriate to enable them to perform their obligations under this Agreement.

         9.4 INTERIM OPERATIONS. During the period from the date of this Agreement through the Option Exercise Date, except as expressly provided in this Agreement, as required by law, or as otherwise unanimously approved in advance by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld):


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
                  (a) Intek shall operate, or cause MUSA to operate, the U.S. LMR Distribution Business.

                  (b) Intek shall not permit or cause MUSA to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

                  (c) Intek shall cause MUSA to maintain or cause to be maintained, or Intek, if it owns the U.S. Trademarks, shall maintain or cause to be maintained, the U.S. Trademarks in full force and effect.

                  (d) Neither Intek nor MUSA shall amend or otherwise agree to or take any action effectively amending or terminating the Securicor Loan Agreement or the Securicor Agreement.

                  (e) Neither Intek nor MUSA shall use the advances under or other proceeds of the Securicor Loan Agreement other than for the benefit of MUSA.

         9.5 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Intek and MIC shall, so long as all related fees are reasonable or such actions are expressly approved by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld):

                  (a) prepare and file all necessary forms and responses as shall be required to obtain governmental approval under Hart-Scott-Rodino for all of the transactions contemplated herein and in the Securicor Agreement as promptly as possible after the Closing, with filing fees for such filings under Hart-Scott-Rodino to be paid by INTEK;

                  (b) cooperate with one another in promptly determining whether any other filings are required to be made or consents, waivers, approvals, permits or authorizations are required to be obtained under any other applicable federal, state or foreign law or regulation or any Contracts and in promptly making any such filings, furnishing information

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                           required in connection therewith and seeking in
                           a timely fashion to obtain any such consents, waivers, approvals, permits or authorizations; and

                  (c) deliver to the other parties of this Agreement copies of all such reports and filings promptly after they are filed. Intek shall be responsible for all fees required to be paid in connection with any such consents, approvals, permits or authorizations.

         9.6 PROXY STATEMENT. As soon as practicable after the Closing, Intek shall prepare and file with the Securities and Exchange Commission a proxy statement and related solicitation materials relating to a special meeting of the holders of the Intek's common stock, $.01 par value (the "Intek Stockholders' Meeting") concerning the Securicor Agreement and the transactions contemplated thereby (such proxy statement, as amended or supplemented from time to time, being herein referred to as the "Proxy Statement"), and shall use its best efforts to cause the Proxy Statement to be mailed to its stockholders at such time and in such manner as permits the Intek Stockholders' Meeting to be held as promptly as practicable. MIC and Simmonds shall each use its best efforts to furnish all information as may be reasonably requested by Intek and, in any case, as required with respect to Intek by Regulation 14A under the Exchange Act for inclusion in the Proxy Statement. The information provided by Intek and MIC, respectively, for use in the Proxy Statement shall, on the date when the Proxy Statement is first mailed to Intek's stockholders, and on the date of the Intek Stockholders' Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and Intek, MIC and Simmonds each agree promptly to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Intek shall duly call, give notice of, convene and hold the Intek Stockholders' Meeting, for the purpose of approving, among other matters, the transactions contemplated under the Securicor Agreement. Intek, through its Board of Directors, shall recommend to

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
                  its stockholders approval of the foregoing. The Proxy Statement will comply as to form in all material respects with all applicable requirements of the Exchange Act, and no amendment or supplement to the Proxy Statement shall be made by Intek without the prior written approval of MIC (which approval shall not be unreasonably withheld), except as otherwise required by applicable laws.

         9.7      HITACHI SUPPLY AGREEMENT.

                  (a) After the Closing, neither MIC nor Simmonds will take any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, or take any action that would result in MUSA's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that nothing herein shall obligate MIC to satisfy any minimum purchase requirements under the Hitachi Supply Agreement.

                  (b) After the Closing, Intek will not take, nor will it permit MUSA to take, any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, and Intek will not take, nor will it permit MUSA to take, any action that would result in MUSA's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that MIC and Simmonds acknowledge that Intek intends to continue to purchase 220 MHZ products from Securicor and that Intek shall have no obligation to satisfy any minimum purchase requirements under the Hitachi Supply Agreement. Intek shall, however, use its best efforts in a commercially reasonable manner to market and sell MIC and Hitachi products at a volume comparable to historical levels achieved by MIC in its conduct of the U.S. LMR Distribution Business.

         9.8      REMOVAL OF RETAINED ASSETS.  Within ten (10)
                  Business days after the Closing, MIC shall remove

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                  from the leased facility located at 1690 Topping
                  Avenue, Kansas City, Missouri  64120 (the
                  "Facility") all inventory and other assets which are not Acquired Assets. Intek shall cause MUSA to provide MIC such access to the Facility as MIC shall reasonably require to remove such assets as promptly as practicable.

10.      OPTION TO ACQUIRE CAPITAL STOCK OF MUSA.

         10.1 GRANT OF OPTION. Intek hereby grants to MIC an option (the "Option") to acquire all of the outstanding and issued capital stock of MUSA upon satisfaction of the requirements and payment of the amounts set forth in Section 10.2 of this Agreement on or before the Option Exercise Date and provided, in any event, that all of the Obligations under the Securicor Loan Agreement shall have been repaid in full on or before MIC's exercise of the Option. Notwithstanding anything to the contrary in this Agreement, MIC may assign the option to an Affiliate of MIC. Upon the satisfaction of the requirements set forth in Section 10.2 Intek shall, on the Option Exercise Date, deliver to MIC, or to such Person as MIC shall assign the Option, as the case may be, all of the outstanding and issued capital stock of MUSA, free and clear of all liens and encumbrances.

         10.2 OPTION EXERCISE REQUIREMENTS. For MIC to exercise the Option, MIC or an Affiliate of MIC, must satisfy the following on or before the Option Exercise Date:

                  (a) All of the Obligations then existing under the Securicor Loan Agreement shall have been paid in full as of the Option Exercise Date.

                  (b) MIC or an MIC Affiliate shall assume all of the outstanding liabilities of MUSA incurred in connection with its conduct of the U.S. LMR Distribution Business; and

                  (c) MIC shall pay to Intek such number of shares of the Common Stock of Intek as shall be equal to the Purchase Price of this Agreement and shall deliver to Intek all certificates evidencing such shares of Common Stock, with stock powers duly executed in blank for transfer.


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         10.3     RELEASE OF RIGHTS AND OBLIGATIONS.  Except with
                  respect to any claim MIC may have against Intek for a breach of Intek's obligations under Section 9.4(e) of this Agreement (Intek's obligation not to, and not to permit MUSA to, use any proceeds of the Securicor Loan Agreement other than for the benefit of MUSA), all representations, warranties and covenants under this Agreement shall cease and terminate immediately upon the transfer of the MUSA shares to MIC in connection with MIC's exercise of the Option.

         10.4 DELIVERY OF MUSA CAPITAL STOCK. Upon MIC's or an MIC Affiliate payment of the Exercise Price and the payment in full to Securicor Communications Limited by MIC or Intek, as the case may be, of all of the Obligations then outstanding under the Securicor Loan Agreement as provided in Section 10.2, Intek shall deliver to MIC or such MIC Affiliate one or more certificates evidencing all of the outstanding capital stock of MUSA, free and clear of all liens and encumbrances.

         10.5 REPRESENTATIONS REGARDING MUSA CAPITAL STOCK. Intek hereby represents and warrants to MIC that all of the shares of capital stock of MUSA to be delivered to MIC or its Affiliate upon exercise of the Option will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights, and shall be free and clear of any liens, encumbrances or restrictions as of the exercise of the Option.

         10.6 OPTION PERIOD. The Option shall be exercisable by MIC or its assigns during the period commencing upon Intek's written notice to MIC and Simmonds that the Securicor Agreement has been terminated and continuing through the Option Exercise Date.

11.      INDEMNIFICATION

         11.1 MIC'S AND SIMMONDS' INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations of this Agreement or any other MIC Document, MIC and Simmonds shall defend, indemnify and save Intek and its directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all

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                  loss, cost, damage or expense (including attorneys'
                  fees), net of any tax benefits (collectively
                  "Damages") whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty or obligation of MIC contained in this Agreement, (b) any liability or obligation of MIC other than the Assumed Liabilities, whether arising prior to, on or after the Effective Date, (c) any claims by any employee or former employee of MIC (whether or not a Transferred Employee) arising out of the employment or termination of employment of the employee on or prior to the Closing Date or as a result of transactions contemplated by this Agreement, including any claim pursuant to the Worker Adjustment and Retraining Notification Act, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of MIC for or on account of this Agreement or the transactions contemplated hereby.

         11.2 INTEK'S INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations this Agreement, Intek shall defend, indemnify and save MIC, Simmonds and their respective directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all Damages whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty of Intek contained in this Agreement or any other Intek Document, (b) the conduct of the U.S. LMR Distribution Business after the Closing, (c) the Assumed Liabilities, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of Intek for or on account of this Agreement or the transactions contemplated hereby.

         11.3     NOTICE AND OPPORTUNITY TO DEFEND.

                  (a) In the event that any action, suit, proceeding, investigation, claim or demand is asserted against or sought to be collected from an indemnified party (a "Third Party Claim") for which such indemnified party (each a "Beneficiary") intends to assert a right of

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                           indemnity under Section 11.1 or 11.2, the
                           Beneficiary shall notify the other party (the "Indemnitor") with reasonable promptness of such Third Party Claim, specifying, to the extent known, the nature, circumstances and amount of the Third Party Claim (a "Third Party Claim Notice"). The Indemnitor shall have 14 days from its receipt of a Third Party Claim Notice to notify the Beneficiary whether the Indemnitor disputes the Beneficiary's right of indemnity with respect to such Third Party Claim and if the Indemnitor does not dispute such right, whether or not the Indemnitor desires to defend the Beneficiary against such Third Party Claim.

                  (b) If the Indemnitor notifies the Beneficiary within the 14-day period that the Indemnitor does not dispute the Beneficiary's right of indemnity and the Indemnitor desires to defend against such Third Party Claim, then the Indemnitor shall have the right to assume and control, at its sole cost and expense, the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to the Beneficiary. Beneficiary may participate in, but not control, any such defense or settlement, at its sole cost and expense.

                  (c) If the Indemnitor disputes the Beneficiary's right of indemnity with respect to a Third Party Claim, or does not dispute such right of indemnity but fails to promptly assume and prosecute the defense of such Third Party Claim, then the Beneficiary shall be entitled to assume and control the defense of such Third Party Claim, and the Beneficiary shall be entitled to indemnification for the cost of such defense.

                  (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party,

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                           including, without limitation, all settlement
                           negotiations and offers.

                  (e) Neither MIC or Simmonds, on the one hand, nor Intek, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement with respect a Third Party Claim). Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If the party other than the Responsible Party fails to consent to any settlement offer of a Third Party Claim that only involves the payment of a sum of money and has no other consequence, such other party may continue to contest or defend such Third Party Claim and, in such event, the maximum total indemnity with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the party other than the Responsible Party fails to consent to such settlement offer) shall not exceed the amount of such settlement offer.

                  (f) In the event that a Beneficiary has a claim for indemnity that does not involve a Third Party Claim (a "Direct Claim"), Intek, MIC or Simmonds, as the case may be, (a "Claimant") shall notify the Indemnitor of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"). If the Indemnitor notifies the Claimant that it disputes the claim for indemnity with respect to a Direct Claim set forth in a Direct Claim Notice, the resolution of such Direct Claim shall be determined in accordance with Section 14.13.

                  (g)      All claims for indemnification under this
                           Article 10 must be asserted by Intek or MIC or Simmonds, as the case may be, prior to twelve

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
                           (12) months after the Closing or with respect to any covenant, twelve (12) months after the later of the Closing or the breach of such covenant.

                  (h) For purposes of this Agreement, the amount of damages of Intek or MIC or Simmonds with respect to Third Party Claims and Direct Claims shall be reduced to the extent of any applicable insurance proceeds or other third party recovery received by it. Intek or MIC or Simmonds, as applicable, shall timely file claims for insurance proceeds and/or defense and pursue all other third party reimbursement rights with respect to any Damages sustained by them.

                  (i) Notwithstanding Sections 11.1 and 11.2 of this Agreement, neither Intek nor MIC shall be entitled to indemnification under this Article 11 with respect to any breach of any representation or warranty contained in this Agreement or any other MIC Document or Intek Document unless and until its aggregate claims exceeds Fifty Thousand Dollars ($50,000) calculated on a cumulative basis and not on a per claim basis. Once indemnifiable claims for breaches of representations and warranties by MIC or Intek exceed $50,000 in the aggregate, such party shall be entitled to payment for all amounts indemnifiable under this Section 11 for such claims to the extent they exceed $50,000.

                  (j) Notwithstanding anything to the contrary contained in this Agreement:

                           (1) If the Securicor Transaction does not Close and MIC does not receive the upward price adjustment set forth in Section 3.1(b)(2)(A) of this Agreement, then (A) the aggregate liability of MIC and Simmonds under Section 11.1(a) shall not exceed $30,000, and (B) the aggregate liability of Intek under Section 11.2(a), other than for Damages incurred by MIC or Simmonds as a direct result of (x) Intek's breach of its covenants set forth in Sections 3.2, 8.1 or 10 of this Agreement

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
                                    (y) or any breach or inaccuracy of Intek's representations and warranties contained in Section 6.2(c), shall not exceed $30,000.

                           (2) If the Securicor Transaction does Close and MIC does receive the upward price adjustment set forth in Section 3.1(b)(2)(A) of this Agreement, then (A) the aggregate liability of MIC and Simmonds under Section 11.1(a), other than for Damages incurred by Intek as a direct result of MIC's breach of its representations and warranties set forth in Section 6.1(f) of this Agreement and/or its covenants set forth in Sections 2.2 and 13 of this Agreement, shall not exceed $600,000 and (B) the aggregate liability of Intek under Section 11.2(a), other than for Damages incurred by MIC or Simmonds as a direct result of Intek's breach of its covenants set forth in Sections 3.2 and
                                    8.1 of this Agreement, shall not exceed
                                    $600,000.

         11.4 PAYMENT OF DAMAGES. Claims to an indemnified party under this Section 11 shall be paid in shares of Intek's Common Stock, and the number of shares of Intek's Common Stock to be transferred in satisfaction of such Claims and the terms of such transfer shall be determined by dividing the amount of such Claims by the Applicable Average Share Value. For purposes hereof, the "Applicable Average Share Value" shall be equal to the average of the Daily Closing Prices for each of the ten Business Days immediately preceding the date on which the amount of such Claims are determined.

         11.5 EXCLUSIVE REMEDY. From and after the Closing, the indemnification rights set forth in this Section 11 and the right to specific performance under Section
                  14.12 of this Agreement shall be the sole and exclusive remedy for claims or Damages resulting from any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement of Intek or MIC contained in this Agreement, and none of MIC or Intek shall assert any such claim except as provided in this Section 11; PROVIDED,

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                  HOWEVER, that the foregoing shall not apply to any
                  claims or Damages based on fraud or a breach by any party hereto of its obligations under Section 13 of this Agreement.

         11.6 SUBORDINATION TO SECURICOR. MIC's rights to indemnification hereunder shall be subordinate to Securicor's rights under the Securicor Loan Agreement. MIC shall take no action to interfere with Securicor's ability to exercise its rights under the Securicor Loan Agreement with respect to the Collateral.

12. ASSIGNMENT AND SUBLICENSE. Neither party hereto may transfer its rights or obligations hereunder, except that MIC may assign in part or in whole its rights and obligations hereunder to SCL, Inc., a Delaware corporation and the sole shareholder of MIC ("SCL, Inc.") or to Simmonds, and SCL, Inc. or Simmonds in turn, may assign in part or in whole its rights and obligations hereunder to any Affiliate of SCL, Inc. or Simmonds, MIC, SCL, Inc., Simmonds or any Affiliate of MIC or SCL, Inc. or Simmonds may appoint distributors and sublicensees in accordance with the U.S. Trademarks License Agreement, and Intek may assign its rights and obligations hereunder to MUSA pursuant to the terms and the Intek Assignment and Assumption Agreement; PROVIDED, HOWEVER, that no such assignment by Intek, MIC, SCL, Inc. or Simmonds shall relieve the assignor thereof of any of its obligations under this Agreement without the prior written consent of MIC and Simmonds. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto. No assignment of this Agreement, nor any sale, assignment or transfer pursuant to this Section 12, shall release the assignor from any of its duties, obligations or liabilities under this Agreement unless the other party shall consent to such release in writing. Each of MIC and Simmonds acknowledges the Assignment and Assumption Agreement and consent to such assignment pursuant to the terms and conditions of the letter agreement among MIC, Simmonds, Intek and MUSA dated September 20, 1996.


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13.      NON-COMPETE.

         13.1 MIC/SIMMONDS NON-COMPETE. Each of Simmonds and MIC agrees that, for a period of three (3) years following the Closing, neither MIC, Simmonds, nor their respective subsidiaries will sell, distribute or otherwise transfer LMR Products in the U.S., integrate LMR products from any source into LMR systems within the U.S., or solicit or encourage any dealer of LMR Products to modify or terminate its arrangements with Intek regarding the distribution of any LMR Products; PROVIDED, HOWEVER, that this covenant shall not apply (a) with respect to the performance by MIC or Simmonds or their respective subsidiaries of their obligations under any agreement which is not included in the Acquired Assets and which is in existence on the date hereof, as set forth on Schedule 13.1 to this Agreement, and
                  (b) to the extent that any law, regulation or order of a Governmental Authority would be violated thereby.

         13.2 INTEK NON-COMPETE. Intek agrees that Intek will not, and Intek will not permit MUSA or any other subsidiary of Affiliate of Intek to, directly or indirectly sell, distribute or otherwise transfer, or to use the MIC name to sell, distribute or transfer:

                  (a) any products bearing the U.S. Trademarks to end-users outside of the U.S.; or

                  (b) Midland Consumer Products bearing the U.S. Trademarks in the U.S.

14.      MISCELLANEOUS

         14.1 AMENDMENTS. This Agreement may be amended only by a writing executed by the parties.

         14.2 ENTIRE AGREEMENT. This Agreement amends, supersedes and replaces in its entirety the Other Agreement. This Agreement and the other agreements expressly provided for in this Agreement set forth the entire understanding of the parties to this Agreement and supersede all prior contracts, agreements, arrangements, communications, discussions,

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                  representations and warranties, whether oral or
                  written, between the parties.

         14.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles of conflict of laws.

         14.4 NOTICES. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or after being sent by telecopy, with confirmed answer back, or within 1 business day of being sent by established overnight courier, to the parties at their respective addresses set forth below:

                  To Simmonds:        c/o Simmonds Capital Limited
                                      5255 Yonge Street, Suite 1050
                                      Willowdale, Ontario
                                      Canada, M2N 6P4
                                      Attn:  Mr. David O'Kell

                  With a copy to:     Jones, Day, Reavis & Pogue
                                      901 Lakeside Avenue
                                      North Point
                                      Cleveland, Ohio  44114
                                      Attn:  Mary Lynn Durham, Esq.
                                      Fax:  (216) 579-0212

                  To MIC: Midland International Corporation c/o Simmonds Capital Limited
                                      5255 Yonge Street, Suite 1050
                                      Willowdale, Ontario
                                      Canada, M2N 6P4
                                      Attn:  Mr. David O'Kell

                  With a copy to:     Jones, Day, Reavis & Pogue
                                      901 Lakeside Avenue
                                      North Point
                                      Cleveland, Ohio  44114
                                      Attn:  Mary Lynn Durham, Esq.
                                      Fax:  (216) 579-0212

                  To Intek:           Intek Diversified Corporation
                                      970 West 190th Street, Suite 720
                                      Torrance, California 90502
                                      Attn: Mr. Nicholas Wilson

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
                  With a copy to:     Manatt, Phelps & Phillips PLL
                                      11355 West Olympic Boulevard
                                      Los Angeles, CA 90064
                                      Attn:  Nancy H. Wojtas, Esq.

                  Any party by written notice to the other may change the address or the persons to whom notices or copies shall be directed.

         14.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

         14.6 BULK SALES Intek waives compliance by MIC with the provisions of the so-called "bulk sales" laws of any state.

         14.7 WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for in this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for in this Agreement.

         14.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Intek, MIC, Simmonds and their Affiliates any rights or remedies under or by reason of this Agreement.

         14.9 SCHEDULES AND EXHIBITS. The Intek Disclosure Schedules, the MIC Disclosure Schedules and the other Schedules and Exhibits attached to this Agreement are incorporated in this Agreement and shall be part of this Agreement for all purposes as modified by the Intek Officer's Certificate or the MIC/Simmonds Officers' Certificates, as the case may be.

         14.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.


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
         14.11 INDEPENDENT CONTRACTOR. Each party is and shall remain an independent contractor. Nothing in this Agreement shall be deemed to establish a partnership, joint venture, or agency relationship between the parties. Neither party may obligate or bind the other party in any manner to a third party.

         14.12 SPECIFIC PERFORMANCE. Intek and MIC acknowledge and agree that any breach by the other party of the foregoing provisions, including, without limitation, any covenant of each party, may cause the injured party irreparable injury for which there is no adequate remedy of law. Therefore, Intek and MIC expressly agree that MIC or Intek shall be entitled, as the case may be, in addition to any remedy available, injunctive or other equitable relief to require specific performance or prevent a breach of the foregoing provisions.

         14.13 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

           {Signature Page for Amended and Restated Sale of Assets and
               Trademark Agreement dated as of September 19, 1996}

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                      INTEK DIVERSIFIED CORPORATION


                                      By:  /s/ David Neibert
                                      Name:    David Neibert
                                      Title:   Executive Vice President


                                      SIMMONDS CAPITAL LIMITED


                                      By: /s/  David O'Kell
                                      Name:    David O'Kell
                                      Title:   Executive Vice President

                                      MIDLAND INTERNATIONAL CORPORATION


                                      By: /s/  David O'Kell
                                      Name:    David O'Kell
                                      Title:   Executive Vice President

                                TABLE OF CONTENTS

                                                                         PAGE

1.   DEFINITIONS.........................................................2
         1.1        "Acquired Assets"....................................2
         1.2        "Additional Purchase Shares".........................2
         1.3        "Affiliate"..........................................2
         1.4        "Assumed Liabilities"................................2
         1.5        "Bankruptcy Exception"...............................2
         1.6        "Beneficiary"........................................2
         1.7        "Business Day".......................................2
         1.8        "Claimant"...........................................3
         1.9        "Closing"............................................3
         1.10       "Code"...............................................3
         1.11       "Collateral".........................................3
         1.12       "Common Stock".......................................3
         1.13       "Computer Services Agreement"........................3
         1.14       "Contracts"..........................................3
         1.15       "Damages"............................................3
         1.16       "Direct Claim".......................................3
         1.17       "Direct Claim Notice"................................3
         1.18       "Dollar".............................................3
         1.19       "Effective Date".....................................3
         1.20       "ERISA"..............................................3
         1.21       "Escrow Agent".......................................3
         1.22       "Escrow Agreement"...................................4
         1.23       "Exchange Act".......................................4
         1.24       "FCC"................................................4
         1.25       "Governmental Entity"................................4
         1.26       "Hart-Scott-Rodino Act"..............................4
         1.27       "Indemnitor".........................................4
         1.28       "Intek Assignment and Assumption Agreement"..........4
         1.29       "Intek Disclosure Schedules".........................4
         1.30       "Intek Documents"....................................4
         1.31       "Intek Representative"...............................4
         1.32       "Intek Officer's Certificate"........................4
         1.33       "Intek Stockholders' Meeting"........................4
         1.34       "Intek Subsidiaries".................................4
         1.35       "IRS"................................................4
         1.36       "Legal Proceeding"...................................5
         1.37       "LMR Products".......................................5
         1.38       "Material Adverse Change" or "Material Adverse
                    Effect"..............................................5
         1.39       "MIC Disclosure Schedules"...........................5
         1.40       "MIC Documents"......................................5
         1.41       "MIC Materials"......................................5
         1.42       "MIC Representative".................................5

         1.43       "MIC/Simmonds Officers' Certificates"................5
         1.44       "Midland Consumer Products"..........................6
         1.45       "MUSA"...............................................6
         1.46       "Net Operating Losses"...............................6
         1.47       "Obligations"........................................7
         1.48       "Option".............................................7
         1.49       "Option Exercise Date"...............................7
         1.50       "Original Agreement".................................7
         1.51       "Performance Guarantees".............................7
         1.52       "Person".............................................7
         1.53       "Prepaid Expenses"...................................7
         1.54       "Product Purchasing Services Agreement"..............7
         1.55       "Proxy Statement"....................................7
         1.56       "Registration Rights Agreement"......................7
         1.57       "Responsible Party"..................................8
         1.58       "Securicor Agreement"................................8
         1.59       "Securicor Loan Agreement"...........................8
         1.60       "Securicor Transaction Termination Date".............8
         1.61       "Securicor Transaction"..............................8
         1.62       "Securities Act".....................................8
         1.63       "SMR"................................................8
         1.64       "Subsidiary".........................................8
         1.65       "Taxes"..............................................8
         1.66       "Third Party Claim"..................................9
         1.67       "Third Party Claim Notice"...........................9
         1.68       "To the Knowledge of the Executive Officers of
                    Intek"...............................................9
         1.69       "To the Knowledge of the Executive Officers of
                    MIC".................................................9
         1.70       "Transferred Employees"..............................9
         1.71       "U.S."...............................................9
         1.72       "U.S. LMR Distribution Business".....................9
         1.73       "U.S. Trademarks"....................................9
         1.74       "U.S. Trademarks License"............................9
         1.75       "U.S. Trademarks License Agreement"..................10

2.   SALE OF ASSETS......................................................10
         2.1        SALE OF ASSETS AND U.S. TRADEMARKS...................10
         2.2        ASSIGNABILITY AND CONSENTS...........................12
         2.3        ASSUMED LIABILITIES..................................13

3.   CONSIDERATION.......................................................17
         3.1        PURCHASE PRICE.......................................17
         3.2        TRANSFER TAXES.......................................19
         3.3        REIMBURSEMENT OF OPERATING EXPENSES PAID AFTER THE
                    EFFECTIVE DATE.......................................20
         3.4        COLLECTIONS OF ACCOUNTS RECEIVABLE...................21
         3.5        HITACHI CREDIT ALLOCATION............................24

4.   CLOSING.............................................................24
         4.1        CLOSING..............................................24
         4.2        DELIVERIES AT CLOSING BY SIMMONDS AND MIC............24
         4.3        DELIVERIES AT CLOSING BY INTEK.......................25

5.   CONDITIONS PRECEDENT................................................26
         5.1        CONDITIONS PRECEDENT TO INTEK'S OBLIGATIONS..........26
                    (a)    MIC/SIMMONDS OFFICERS' CERTIFICATES...........26
                    (b)    NO MATERIAL ADVERSE CHANGE....................27
                    (c)    BOARD RATIFICATION............................27
                    (d)    DELIVERIES....................................28
                    (e)    CONSENTS, PERMITS AND GOVERNMENTAL
                           APPROVALS.....................................28
         5.2        CONDITIONS PRECEDENT TO MIC'S OBLIGATIONS............28
                    (a)    SECURICOR LOAN AGREEMENT......................28
                    (b)    INTEK OFFICER'S CERTIFICATE...................28
                    (c)    NO MATERIAL ADVERSE CHANGE....................29
                    (d)    CAPITALIZATION................................29
                    (e)    DELIVERIES....................................29
                    (f)    CONSENTS, PERMITS AND GOVERNMENTAL
                           APPROVALS.....................................29
                    (g)    INSTRUMENTS OF ASSUMPTION.....................30

6.   REPRESENTATIONS AND WARRANTIES......................................30
         6.1        REPRESENTATIONS AND WARRANTIES OF MIC AND
                    SIMMONDS.............................................30
                    (a)    ORGANIZATION, STANDING, POWER AND
                           AUTHORITY.....................................30
                    (b)    BUSINESS IN ORDINARY COURSE...................31
                    (c)    CONTRACTS.....................................32
                    (d)    CONSENTS AND APPROVALS; NO VIOLATION..........33
                    (e)    ACQUIRED ASSETS...............................34
                    (f)    INTANGIBLE PROPERTY...........................35
                    (g)    BROKERS, FINDERS AND AGENTS...................35
                    (h)    EMPLOYEE BENEFIT PLANS........................36
                    (i)    LITIGATION, PRODUCT LIABILITY.................37
                    (j)    SUPPLIERS AND CUSTOMERS.......................37
                    (k)    INFORMATION IN DISCLOSURE DOCUMENTS...........38
                    (l)    FINANCIAL STATEMENTS..........................38
                    (m)    REAL PROPERTY.................................39
                    (n)    TANGIBLE PERSONAL PROPERTY....................40
                    (o)    COMPLIANCE WITH LAWS..........................41
                    (p)    FCC LICENSES..................................41
                    (q)    DISCLAIMERS OF MIC............................42
         6.2        REPRESENTATIONS AND WARRANTIES OF INTEK..............42
                    (a)    ORGANIZATION, STANDING, POWER AND
                           AUTHORITY.....................................42

                    (b)    CAPITALIZATION................................43
                    (c)    SHARES ISSUED TO MIC..........................44
                    (d)    SUBSIDIARIES..................................45
                    (e)    BUSINESS IN ORDINARY COURSE...................46
                    (f)    CONSENTS AND APPROVALS; NO VIOLATION..........46
                    (g)    BROKERS, FINDERS AND AGENTS...................47
                    (h)    EMPLOYEE RELATIONS............................47
                    (i)    EMPLOYEE PLANS................................48
                    (j)    MATERIAL CONTRACTS............................49
                    (k)    INTEK CORPORATE ACTION........................50
                    (l)    INFORMATION IN DISCLOSURE DOCUMENTS...........50
                    (m)    FINANCIAL STATEMENTS..........................51
                    (n)    ENVIRONMENTAL MATTERS.........................51
                    (o)    LABOR RELATIONS...............................55
                    (p)    REAL ESTATE...................................55
                    (q)    LITIGATION....................................56
                    (r)    LICENSES......................................56
                    (s)    UNITS IN SERVICE..............................58
                    (t)    CONTRACTS, LEASES AND SITE LICENSES...........58
                    (u)    RELATED PARTY TRANSACTIONS....................59
                    (v)    COMPLIANCE WITH LAWS..........................59

7.   COVENANTS OF MIC....................................................59
         7.1        MIC'S REPRESENTATION LETTER..........................59
         7.2        SATISFACTION OF MIC OBLIGATIONS POST-CLOSING.........62
                    (a)    RETURN OF ACQUIRED ASSETS.....................62
                    (b)    RETURN OF MUSA PROPERTY.......................62

8.   COVENANTS OF INTEK..................................................62
         8.1        CONFIDENTIALITY OF INFORMATION.......................62
         8.2        REPLACEMENT OF PERFORMANCE BONDS.....................64
         8.3        RIGHTS OF INSPECTION.................................64
         8.4        EMPLOYEE MATTERS.....................................65
         8.5        OWNERSHIP AND PROPRIETARY RIGHTS.....................66
         8.6        AGREEMENTS WITH RESPECT TO OTHER TRANSACTIONS........66

9.   MUTUAL ADDITIONAL COVENANTS.........................................67
         9.1        EXPENSES.............................................67
         9.2        PUBLIC ANNOUNCEMENT..................................67
         9.3        COOPERATION..........................................67
         9.4        INTERIM OPERATIONS...................................67
         9.5        CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS...........68
         9.6        PROXY STATEMENT......................................69
         9.7        HITACHI SUPPLY AGREEMENT.............................70
         9.8        REMOVAL OF RETAINED ASSETS...........................70

10.      OPTION TO ACQUIRE CAPITAL STOCK OF MUSA.........................71
         10.1       GRANT OF OPTION......................................71

         10.2       OPTION EXERCISE REQUIREMENTS.........................71
         10.3       RELEASE OF RIGHTS AND OBLIGATIONS....................72
         10.4       DELIVERY OF MUSA CAPITAL STOCK.......................72
         10.5       REPRESENTATIONS REGARDING MUSA CAPITAL STOCK.........72
         10.6       OPTION PERIOD........................................72

11.      INDEMNIFICATION.................................................72
         11.1       MIC'S AND SIMMONDS' INDEMNIFICATION
                    OBLIGATIONS..........................................72
         11.2       INTEK'S INDEMNIFICATION OBLIGATIONS..................73
         11.3       NOTICE AND OPPORTUNITY TO DEFEND.....................73
         11.4       PAYMENT OF DAMAGES...................................77
         11.5       EXCLUSIVE REMEDY.....................................77
         11.6       SUBORDINATION TO SECURICOR...........................78

12.      ASSIGNMENT AND SUBLICENSE.......................................78

13.      NON-COMPETE.....................................................79
         13.1       MIC/SIMMONDS NON-COMPETE.............................79
         13.2       INTEK NON-COMPETE....................................79

14.      MISCELLANEOUS...................................................79
         14.1       AMENDMENTS...........................................79
         14.2       ENTIRE AGREEMENT.....................................79
         14.3       GOVERNING LAW........................................80
         14.4       NOTICES..............................................80
         14.5       COUNTERPARTS.........................................81
         14.6       BULK SALES...........................................81
         14.7       WAIVERS..............................................81
         14.8       THIRD PARTIES........................................81
         14.9       SCHEDULES AND EXHIBITS...............................81
         14.10      HEADINGS.............................................81
         14.11      INDEPENDENT CONTRACTOR...............................82
         14.12      SPECIFIC PERFORMANCE.................................82
         14.13      ARBITRATION..........................................82

                             SCHEDULES AND EXHIBITS

                                    EXHIBITS

Exhibit A   Computer Services Agreement
Exhibit B   Escrow Agreement
Exhibit C   Intek Assignment and Assumption Agreement
Exhibit D   Product Purchase Services Agreements
Exhibit E   Registration Rights Agreement
Exhibit F   U.S. Trademarks License Agreement
Exhibit G   Assignment of United States Trademark
            Rights
Exhibit H   Form of Opinion of MIC's Counsel
Exhibit I   Form of Opinion of Intek's Counsel

                                    SCHEDULES

Schedule 1.68        Executive Officers of Intek
Schedule 1.69        Executive Officers of MIC
Schedule 1.73        U.S. Trademarks
Schedule 2.1(c)      Contracts
Schedule 2.1(e)      Other Assets and Inventory
Schedule 2.1(g)      Real Property Leases
Schedule 2.1(j)      Prepaid Expenses
Schedule 2.3(a)(3)   Accrued Employee Liabilities as of the
                     Effective Date
Schedule 2.3(a)(8)   Intek Purchase Orders
Schedule 2.3(a)(10)  LMR Dealer Co-op Totals
Schedule 3.3         Reimbursement Schedule
Schedule 8.2         Performance Bonds / Letters of Credit /
                     Guaranties
Schedule 8.4(a)      Transferred Employees
Schedule 13.1        MIC Retained Agreements



                            MIC DISCLOSURE SCHEDULES

Schedule 6.1(a)      MIC - Organization and Standing; Power
                     and Authority
Schedule 6.1(b)      MIC - Exceptions to Business in Ordinary
                     Course
Schedule 6.1(c)      MIC - Compliance with Contracts
Schedule 6.1(d)      MIC - Consents and Approvals; No Violation
Schedule 6.1(e)      MIC - Exceptions to Title
Schedule 6.1(f)      MIC - Intellectual Property Matters

Schedule 6.1(h)(3)   MIC - Compliance with Employee Benefits
                     Plans
Schedule 6.1(i)      MIC - Legal Proceedings
Schedule 6.1(j)      MIC - Suppliers and Customers
Schedule 6.1(n)      MIC - Personal Property Leases
Schedule 6.1(p)      MIC - FCC Licenses

                           INTEK DISCLOSURE SCHEDULES

Schedule 6.2(a)      Intek - Organization and Standing; Power
                             and Authority
Schedule 6.2(b)      Intek - Options, Warrants
Schedule 6.2(d)      Intek - Subsidiaries
Schedule 6.2(e)      Intek - Exceptions to Business in
                             Ordinary Course
Schedule 6.2(f)      Intek - Consents, Approvals; No
                             Violations
Schedule 6.2(h)      Intek - Employee Relations
Schedule 6.2(i)              Intek - Employee Plans
Schedule 6.2(j)      Intek - Material Contracts
Schedule 6.2(n)      Intek - Environmental Matters
Schedule 6.2(o)      Intek - Labor Relations
Schedule 6.2(p)      Intek - Real Property Matters
Schedule 6.2(q)      Intek - Legal Proceedings
Schedule 6.2(r)      Intek - FCC Licenses
Schedule 6.2(s)      Intek - Units In Service
Schedule 6.2(t)      Intek - Contracts, Leases and Site
                             Licenses
Schedule 6.2(u)      Intek - Related Party Transactions
Schedule 6.2(v)      Intek - Compliance with Laws